UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FLOWSERVE CORPORATION

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FLOWSERVE

NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

Experience in Motion

Invitation to 2021 Annual Meeting of Shareholders

Dear Fellow Shareholder:

I am pleased to invite you to join me, our Board of Directors, executive officers, associates and other shareholders at Flowserve’s 2021 Annual Meeting of Shareholders. The attached Notice of 2021 Annual Meeting of Shareholders and Proxy Statement, which we are providing to shareholders beginning on April 9, 2021, contain details of the business to be conducted at the meeting.

Our Performance in 2020

2020 was a year of significant challenges, not just for Flowserve but for the global economy as a whole. Despite the significant progress made in 2019, the onset of the COVID-19 pandemic, compounded by volatility in oil and gas prices, have had a significant impact on our end markets, our business and our financial performance. These impacts have only heightened the importance of continuing our Flowserve 2.0 Transformation program and accelerated the need to adapt our long-term strategy.

The most significant area of focus in 2020 was keeping our people safe from the COVID-19 pandemic while performing our essential operations in order to keep critical infrastructure and industries operating, including oil and gas, water, chemical, power generation and other essential industries, such as food and beverage and healthcare. Our associates rose to the challenges presented by the COVID-19 pandemic, adapting to new policies and procedures to keep our facilities safe, adjusting to work-from-home practices, and improving hygiene and sanitation for those who have continued to keep our manufacturing facilities running, which is evidence of just how deeply our associates are committed to the Flowserve mission, values and behaviors.

With bookings down 19.5% in the wake of these unprecedented challenges, our aggressive cost-saving actions combined with the process improvements implemented as part of the Flowserve 2.0 transformation allowed us to nonetheless achieve solid results in revenue, operating income, and earnings per share in light of the pressures faced by Flowserve and the broader economy in 2020.

2020 highlights include:

Bolstered balance sheet by refinancing debt structure and generated strong free cash flow	Safety improvements resulted in record low total recordable incident rate.

Reaffirmed our commitment to Diversity, Equity & Inclusion	Announced aggressive carbon emissions reduction target

More than 20 commercial launches of new, redesigned or upgraded products

Our Business Strategy

While 2020 was a challenging year for Flowserve and for our customers, through the commitment and dedication of our associates, combined with the positive impact of our transformation efforts, we are increasingly optimistic for the opportunities that lie ahead in 2021 and beyond. During 2021, we will continue our focus on cash conversion, financial returns and managing margin performance as we continue to navigate the ongoing pandemic, vaccine rollout and return to infrastructure investment and increased energy demands. We believe Flowserve is well positioned to win in the recovery and create long-term value for our shareholders and other stakeholders.

Shareholder Feedback

Flowserve’s Board and senior leadership continue to be encouraged by the positive feedback we have received about the clarity of information we provide through our proxy statement. We are continually reviewing ways to enhance the information in our public disclosures and will continue to do so based on your feedback. Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 74.

Thank you in advance for voting and for your continued support of Flowserve.

R. Scott Rowe, President and CEO

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Notice of 2021 Annual Meeting of Shareholders

When: Thursday, May 20, 2021 at 11:30 a.m. CDT	Where: Online at www.virtualshareholdermeeting.com/FLS2021

We are pleased to invite you to join our Board of Directors and senior leadership at Flowserve’s 2021 Annual Meeting of Shareholders. The 2021 Annual Meeting will be held online only and will begin at 11:30 AM CDT on May 20, 2021.  Please note that the separate proxy card and Annual Meeting notice and access mailing that you receive refers to a potential in person meeting if previously pending legislation authorizing a virtual Annual Meeting is not signed by the Governor of New York.  As that legislation was signed into law by the Governor of the State of New York on April 6, 2021, we are definitively announcing here that we will hold the 2021 Annual Meeting solely by means of remote communications with no in-person location, so you should disregard any reference to a potential in person meeting location in the proxy card and notice and access materials.

2021 Proposals		Board Vote Recommendation	Page Reference (for more detail)
1	Elect the 10 directors named in the proxy statement	For ✔	Page 12
2	Approve, on an advisory basis, the Company’s executive compensation	For ✔	Page 61
3	Ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2021	For ✔	Page 68
4	Management Proposal to Amend the Company’s Restated Certificate of Incorporation to Delete Article Tenth Regarding Supermajority Approval of Business Combinations with Certain Interested Parties	For ✔	Page 71

Shareholders will also transact any other business that is properly brought before the Annual Meeting.

Record Date: Shareholders of record of the Company’s common stock, par value $1.25 per share, at the close of business on March 26, 2021 are entitled to notice of and to vote at the Annual Meeting.

Attending the Meeting Virtually: To participate in the meeting, including to vote or to ask questions during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/FLS2021, and log in using the 16-digit control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you do not receive a 16-digit control number, consult your voting instruction form or Notice of Internet Availability. You may need to request a “legal proxy” from your broker in advance of the meeting in order to participate online. For additional related information, please refer to the disclosure beginning on Page 76 in the enclosed proxy statement. The proxy statement and 2020 annual report to shareholders and any other proxy materials are available at www.proxyvote.com

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described to the right on this page. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/FLS2021.

By order of the Board of Directors,

Lanesha T. Minnix
Senior Vice President, Chief Legal Officer and Corporate Secretary

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in the proxy statement.

Board Nominees (Page 12)

ROGER L. FIX	R. SCOTT ROWE	SUJEET CHAND
Independent Chairman Age: 67 Director since 2006 Committees: * Other Public Company Boards: 2	President & CEO, Flowserve Age: 50 Director since 2017 Committees: None Other Public Company Boards: None	Independent Age: 63 Director since 2019 Committees:
● ●
Other Public Company Boards: 1
RUBY R. CHANDY	GAYLA J. DELLY	JOHN R. FRIEDERY
Independent Age: 59 Director since 2017 Committees:	Independent Age: 61 Director since 2008 Committees:	Independent Age: 64 Director since 2007 Committees:
★ ●	● ●	★ ●
Other Public Company Boards: 2	Other Public Company Boards: 2	Other Public Company Boards: None
JOHN L. GARRISON	MICHAEL C. MCMURRAY	DAVID E. ROBERTS
Independent Age: 60 Director since 2018 Committees:	Independent Age: 56 Director since 2018 Committees:	Independent Age: 60 Director since 2011 Committees:
● ●	★ ●	★ ●
Other Public Company Boards: 1	Other Public Company Boards: None	Other Public Company Boards: None
CARLYN R. TAYLOR
Independent Age: 52 Director since 2020 Committees:
●	●
Other Public Company Boards: None

 Chair ● Audit Committee ● Corporate Governance and Nominating Committee
● Finance and Risk Committee ● Organization and Compensation Committee
*

As Chairman of the Board, Mr. Fix rotates between committee meetings and serves as an alternate committee member for all committees, as needed.

2021 PROXY STATEMENT      4

Executive Officers (Page 26)

Name and Position	Age	Since	Previous Position
R. Scott Rowe President, CEO and Director	50	April 2017	President — Cameron Group, Schlumberger Ltd.
Elizabeth L. Burger Senior VP and Chief Human Resources Officer	50	April 2018	SVP and Chief Human Resources Officer, Hanesbrands, Inc.
Sanjay K. Chowbey President, Aftermarket Services & Solutions	53	July 2019	President, Subcom Business Unit TE Connectivity
Keith E. Gillespie Senior VP and Chief Sales Officer	55	May 2015	Managing Director, AlixPartners LLC
Lanesha T. Minnix Senior VP, Chief Legal Officer and Corporate Secretary	46	June 2018	SVP and General Counsel, BMC Stock Holdings, Inc.
Tamara M. Morytko President, Flowserve Pumps Division	50	September 2020	Chief Operating Officer, Norsk Titanium
Amy B. Schwetz Senior VP and Chief Financial Officer	46	February 2020	EVP and Chief Financial Officer, Peabody
Scott K. Vopni Vice President, Chief Accounting Officer	52	June 2020	SVP — Finance, Chief Accounting Officer, Dean Foods Co.
Kirk R. Wilson President, President, Flow Control Division	54	July 2019	Flowserve President, Aftermarket Services & Solutions

2021 PROXY STATEMENT      5

Executive Compensation Highlights (Page 29)

Compensation Philosophy and Principles

ATTRACT & RETAIN	Attract and retain high-quality and high-performance leaders with a passion for our purpose, values, behaviors and achieving extraordinary business outcomes
REINFORCE OUR STRATEGY	Align our incentive programs with our vision and key business strategies with a healthy balance between short and long-term rewards
COMPETITIVE AND MARKET-BASED	Maintain a market-based strategy that provides a competitive total target compensation opportunity approximating the market median
ALIGN PAY AND PERFORMANCE	Provide incentive programs that reward short-term and long-term performance leading to shareholder value growth and appropriate risk taking
ALIGN WITH SHAREHOLDERS	Provide that a majority of total compensation is ‘at risk’ and aligned with shareholder interests

Pay for Performance Alignment

2021 PROXY STATEMENT      6

2020 Executive Total Compensation Mix

The majority of the total target compensation provided to our Named Executive Officers is ‘at risk’ and aligned with our compensation philosophy and principals to drive shareholder value creation.

(1)

This chart reflects total annual target compensation and therefore excludes any one-time special awards discussed below under the heading “Executive Compensation—Compensation Discussion and Analysis—Special Awards.” This chart does not include Mr. Roueche given his limited role as interim CFO, which ended on February 23, 2020.

2021 PROXY STATEMENT      7

Table of Contents

INVITATION TO ANNUAL MEETING

3	NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

4	PROXY SUMMARY
9	FLOWSERVE 2.0 TRANSFORMATION — Our Purpose, Values and Behaviors
10	Our Focus
11	Corporate & Social Responsibility
11	Our Sustainability Program
12	Our Global Community Impact Program
13	Engagement with Shareholders

14	PROPOSAL ONE: ELECTION OF DIRECTORS
14	Required Vote and Recommendation
15	Board of Directors — Biographical Information
20	Role of the Board; Corporate Governance Matters
23	Board Committees
25	Director Compensation

28	EXECUTIVE OFFICERS

31	EXECUTIVE COMPENSATION
31	Compensation Discussion and Analysis
52	Annual Executive Compensation Program Review and Compensation Risk
53	Organization and Compensation Committee Report
54	Summary Compensation Table
56	2020 Grants of Plan-Based Awards
58	Outstanding Equity Awards at Year-End 2020
59	2020 Option Exercises and Stock Vested
60	2020 Pension Benefits
61	Quantification of Potential Payments

62	CEO PAY RATIO FOR FISCAL YEAR 2020

63	PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
63	Required Vote and Recommendation

64	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

65	SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

67	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

68	EQUITY COMPENSATION PLAN INFORMATION

69	DELINQUENT SECTION 16(a) REPORTS

70	PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR 2021
70	Required Vote and Recommendation

71	OTHER AUDIT INFORMATION
71	Relationship with Independent Registered Public Accounting Firm
71	Audit and Non-Audit Fees and Services
71	Audit Committee Approval Policy

72	REPORT OF THE AUDIT COMMITTEE

73	PROPOSAL FOUR: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO DELETE ARTICLE TENTH REGARDING SUPERMAJORITY APPROVAL OF BUSINESS COMBINATIONS WITH CERTAIN INTERESTED PARTIES
73	Background
73	Overview of the Amendment
74	Required Vote and Recommendation

75	OTHER MATTERS

76	GENERAL VOTING AND MEETING INFORMATION
76	Frequently Asked Questions About The Annual Meeting & Proxy Materials
76	Proxy Materials
77	Voting
80	Shareholder Proposals and Nominations

A-1	RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION
A-1	Under Section 807 of the Business Corporation Law

2021 PROXY STATEMENT      8

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FLOWSERVE 2.0
TRANSFORMATION — Our Purpose, Values and Behaviors

In the second quarter of 2018, we launched and committed resources to our Flowserve 2.0 Transformation, a program designed to transform our business model to drive operational excellence, reduce complexity, accelerate growth, improve organizational health and better leverage our existing global platform. A significant launching point for our Flowserve 2.0 Transformation was to put a foundation in place for our organization by establishing our purpose and six core values. In 2019, we expanded this foundation to include our seven behaviors. Our purpose, values and behaviors were all created by a cross-functional, global group of employees.

2021 PROXY STATEMENT      9

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FLOWSERVE 2.0
TRANSFORMATION — Our Focus

We have approached the Flowserve 2.0 Transformation with a focus on four key areas that are integral to our success — People, Process & Technology, Customer, and Finance.

People

The most significant focus area in 2020 was working to keep our people safe from COVID-19 while performing essential operations. During 2020, safety improved to a record low total recordable incident rate ranking Flowserve among top decile for safety among manufacturing companies. Additionally, based on the results of our annual employee engagement survey, employee engagement modestly increased in 2020 despite the challenges presented by COVID-19 and the subsequent market volatility. We reaffirmed our commitment to diversity, equity and inclusion and strengthened our leadership team with minimal organizational disruption with the hiring of our new CFO and President of our Flowserve Pumps Division.

Process & Technology

Our globalized operations leverage our common processes and systems. We continue to make progress in our technology delivery and product innovation. During 2020, we improved upon our ZeroDefect quality program, manufacturing planning and Flowserve Lean Systems to increase productivity and first pass yield. We also continued to focus on innovation, including product enhancements and design to value product development in order to provide our customers with high quality, cost-effective product solutions, resulting in the launch of 21 new products in 2020.

Customer

We are committed to providing quality products and services to our customers. We have significant aftermarket capabilities to serve our customers across industries and geographies, and we are leveraging the breadth of our portfolio of mission-critical products to deliver pure-play options and provide enhanced value to our customers. These capabilities were especially important in 2020 as our products were used by customers to continue to deliver essential products and services to the world. For example, we have supplied and are continuing to supply mechanical mixer seals, ball values and pumps to support North American and European production of a COVID-19 vaccine.

Finance

Despite the market and COVID-19 headwinds faced in 2020 that led to a decrease in bookings, we were able to produce solid results in revenue, operating income, and earnings per share. We took swift action following the onset of the pandemic to reduce SG&A expenses, capital expenditures and other discretionary spending in the second quarter and bolster our balance sheet by refinancing our debt structure in the third quarter of 2020. These efforts, among others, helped to maintain strong free cash flow and end the year with approximately $1.1 billion in cash.

2021 PROXY STATEMENT      10

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CORPORATE SOCIAL RESPONSIBILITY

Our Sustainability Program

Guided by our values, we aim to create extraordinary flow control solutions to make the world better for everyone. One of the ways we strive to make the world a better place is through our commitment to environmental, social and governance (ESG) issues, both in our own operations as well as in the operations of our customers who rely on our products to improve the world around us.

We operate through governance practices that are consistent with our high standards of ethics, integrity and transparency in all our stakeholder relationships, including attracting and retaining world-class leadership talent by investing in their professional development and providing them with challenging and rewarding opportunities for personal growth, obtaining high standards of corporate citizenship by protecting the health and safety of our employees, and safeguarding the environment and communities where we do business. With executive-level participation and Board oversight of the program, sustainability has top-down support and is a company-wide priority.

During 2020, in an effort to increase transparency for our stakeholders regarding our sustainability program, we published our 2019 Sustainability Report with the SASB Industrial Machinery and Goods Reporting Standard and the TCFD Reporting Format.

Protecting the Planet

Flowserve is committed to reducing the Company’s environmental footprint and delivering environmentally responsible solutions that help customers become more sustainable in the marketplace. We do this by providing our customers with innovative and high-quality products, which reduce emissions, minimize leaks and enhance efficiency. For example, our customers have used our products across the world in the development of carbon capture technology, concentrated solar power projects and flare gas recovery.

In 2020, we set an ambitious target to reduce carbon emission intensity by 40% by 2030, using 2015 as a baseline. We also signed the WASH Pledge, committing to implement access to safe water, sanitation and hygiene in all of our facilities and to encourage our supply chain and communities to do the same.

Valuing Our People

We live our values through programs like safety week, integrity & compliance week, providing enterprise leadership development and empowerment training, investing in research and development, and committing to improved diversity, equity and inclusion.

During 2020, our “people first” philosophy drove our response to the COVID-19 pandemic, as we developed a comprehensive pandemic response plan that included safety precautions to prevent spread and contact tracing procedures to isolate affected personnel. We implemented a work from home policy for all associates who were able to do so to promote the safety of all employees. We continue to diligently monitor the local and global impacts of the virus and continue to keep our employees informed of critical updates and changes on an internal website dedicated to the COVID-19 pandemic. Additionally, we continue to make operating decisions that prioritize the safety of our people.

2021 PROXY STATEMENT      11

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Promoting Operational Excellence

Our executive leadership, together with our Board of Directors, creates the operating structure, establishes strategic direction and develops a roadmap of risks and opportunities facing Flowserve. With that foundation, the entire Flowserve team diligently implements the strategic plan, seizing opportunity to build value through efficiency and continuous improvement.

As part of our strategy, in 2020 we launched TargetZero, a program that unifies our goals and initiatives to drive continuous improvement by striving for zero accidents, defects, delays, emissions and waste.

Our Global Community Impact Program

Supporting our Community

Flowserve Cares is our community impact program that takes a global approach to the way we serve our communities, including through monetary donations, in-kind contributions and volunteerism supporting local organizations in the communities where our associates and customers live and work. Flowserve Cares focuses on at-risk youth, STEM programs and education, disaster recovery and local community-related issues.

In addition to these programs and focus areas, our associates around the globe responded to the COVID-19 pandemic by helping in their communities. For example, in Coimbatore, India, our associates distributed over 2,000 “family kits” to residents of the community near our facility, providing food, medicine and safety equipment to approximately 10,000 people. In Bangalore and Chennai, India, in partnership with other charitable organizations, our associates helped to distribute family kits, hygiene kids, and other personal protective equipment to thousands of residents.

In Bali, we also partnered with Social Impakt to distribute ceramic water filters to residents of Bali, Indonesia in order to help ease the impact of COVID-19 in two communities especially hard hit by COVID-19.

2021 PROXY STATEMENT      12

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Engagement with Shareholders

Flowserve routinely engages with our shareholders to better understand their views, carefully considering the feedback we receive and taking action when appropriate. We review the results of the annual advisory vote on executive compensation in making determinations about the structure of Flowserve’s pay program, or whether any changes to the program should be considered.

In 2019, as a result of the majority shareholder vote in favor of adopting written consent, we reached out to shareholders representing approximately 80% of our outstanding shares to discuss the vote and received feedback on the implementation of written consent. The feedback we received was considered and incorporated into the changes proposed in our 2020 proxy to implement the right of shareholders to act by less than unanimous written consent. Promptly following the approval of this proposal by almost 90% of the outstanding shares at our 2020 Annual Meeting, we amended our Certificate of Incorporation and By-Laws to implement this right for our shareholders.

As in other areas of our business during 2020, the COVID-19 pandemic had a significant impact on our shareholder outreach efforts. On the one hand, the principal negative impact was that we engaged in less in-person interaction with shareholders as work-from-home policies were implemented around the globe. On the other hand, the COVID-19 pandemic had a positive impact on our ability to reach more of our shareholders as a result of the widespread adoption of virtual meetings. During 2020, members of management were able to participate and present in more electronic investor conferences and meetings than in past years due to the absence of travel. Fortunately, in February 2020 before the pandemic limited our ability to travel, our Chief Executive Officer was able to meet with five of our top shareholders in person. Thereafter, once the financial community adopted virtual conferences and meetings, we were able to provide our shareholders with even more access to our chief executive officer and chief financial officer.

As a result, members of our executive management team were able to interact with more of our shareholders than in previous years. Additionally, our CEO or CFO participated in five investor conferences during the year. We value the views and perspectives that our shareholders and the financial community provide us during these interactions, and we formally communicate the information and feedback that we obtain to the Board and its Committees on a regular basis.

2021 PROXY STATEMENT      13

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PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) currently consists of ten directors. All the director nominees listed below were previously elected by shareholders at the 2020 Annual Meeting, other than Carlyn R. Taylor, who was appointed to the Board in August 2020. The Board has nominated all ten existing directors to serve a one-year term until the 2022 Annual Meeting of shareholders or until their successors have been elected and qualified. Biographical information for each nominee is provided below under the heading “Board of Directors—Biographical Information—Nominees to Serve an Annual Term Expiring at the 2022 Annual Meeting of Shareholders.” In addition to the ten director nominees listed below, during 2020, two board members, Joe E. Harlan and Rick J. Mills, served on our Board until our 2020 Annual Meeting, when Mr. Mills retired from the Board and Mr. Harlan decided not to stand for re-election to the Board.

Required Vote and Recommendation:

•

Our By-Laws mandate that each director be elected under a majority voting standard in uncontested elections. A majority voting standard requires that each director receive more votes “for” his or her election than votes “against” to be elected.

•

In an uncontested election, any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee must promptly offer to resign. The resignation is reviewed by the Corporate Governance and Nominating (“CG&N”) Committee, who determines whether to accept or reject such resignation, giving due consideration to the best interests of the Company and its shareholders. Plurality voting will apply to contested elections.

The table below summarizes the key qualifications and areas of expertise that led our Board to nominate these individuals.

	Fix	Rowe	Chand	Chandy	Delly	Friedery	Garrison	McMurray	Roberts	Taylor
Manufacturing / Operations	●	●	●	●	●	●	●		●
Industry / Product Knowledge	●	●	●				●		●
Multinational Operations	●	●	●	●	●	●	●		●	●
Financial / Accounting			●		●			●	●	●
Product Innovation / R&D			●	●
Energy / Alternative Energy Markets		●	●	●		●	●	●	●	●
Supply Chain		●		●	●	●	●	●		●
HR / Talent Development		●		●	●		●	●	●	●
Mergers & Acquisitions	●	●		●	●	●	●	●		●
Corporate Strategy / Governance	●	●	●	●	●	●	●	●	●	●
Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

✔	The Board recommends that you vote “FOR” the election of all nominees to serve as directors.

2021 PROXY STATEMENT      14

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Board of Directors — Biographical Information

Nominees to Serve an Annual Term Expiring at the 2022 Annual Meeting of Shareholders

Roger L. Fix

Independent Chair since:
May 2017

Director since:
Apr. 2006

Age: 67

Board Committees:

•   N/A

Current Public Company Directorships:

•   Thermon Group Holdings, Inc.

•   Commercial Vehicle Group, Inc.

Past Public Company Directorships:

•   Standex International Corporation

•   Outboard Marine Corporation

Employment History

•  Standex International Corporation, publicly traded diversified manufacturing company | President and Chief Executive Officer (2003 — retirement in 2014)

•  Standex International Corporation | Chief Operating Officer (2001 — 2002)

•  Outboard Marine Corporation, marine manufacturing company | Chief Executive Officer and President (2000 — 2001)

•  Outboard Marine Corporation | Chief Operating Officer and President (during 2000)

•  John Crane Inc., global manufacturer of mechanical seals for pump and compressor applications | Chief Executive Officer (1998 — 2000)

•  John Crane Inc. | President — North America (1996 — 1998)

•  Xomox Corporation, manufacturer of process control valves and actuators | President (1993 – 1996)

•  Reda Pump Company, manufacturer of electrical submersible pump systems for oil production | most recently as Vice President and General Manager/Eastern Division (1981 – 1993)

   Other Public Company Directorships

•  Thermon Group Holdings, Inc., global industrial process heating solutions provider | Director (2019 — Present)

•  Commercial Vehicle Group, Inc., global supplier of cab systems in heavy-duty truck, construction and agricultural markets | Director (2014 — Present)

•  Standex International Corporation | Director (2001 — 2017)

•  Standex International Corporation | Non-Executive Board Chairman (2014 — 2016)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Fix is well qualified to serve as a director due to his executive leadership experience, including with John Crane Inc. and other competitor companies, which provides extensive knowledge of the Company’s products and valuable insight into the competitive landscape for flow control products. In addition to his board experience, Mr. Fix also has international operations experience and corporate development expertise.

R. Scott Rowe

Director since: Apr. 2017 Age: 50 Board Committees: • N/A Current Public Company Directorships: • None Past Public Company Directorships: • None

Employment History

•  Flowserve Corporation | President, Chief Executive Officer (2017 — Present)

•  Cameron Group of Schlumberger Ltd., an oilfield services co. | President (2016 — 2017)

•  Cameron International Corporation, an oilfield services co. | President, Chief Executive Officer (2015 — 2016)

•  Cameron International Corporation | President, Chief Operating Officer (2014 — 2015)

•  OneSubsea, a joint venture established by Cameron and Schlumberger | Chief Executive Officer (2014)

•  Subsea Systems, a division of Cameron | President (2012 — 2014)

•  Cameron International Corporation | President of the Engineered and Process Valves division (2010 — 2012)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Rowe is well qualified to serve as a director due to his position as the Company’s President and Chief Executive Officer, which enables him to provide the Board with intimate knowledge of the Company’s day to day operations.

Manufacturing/Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

2021 PROXY STATEMENT      15

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Sujeet Chand

Director since: Dec. 2019 Age: 63 Board Committees: • Audit • Finance & Risk Current Public Company Directorships: • Proto Labs, Inc. Past Public Company Directorships: • None

Employment History

•  Rockwell Automation, Inc., industrial automation manufacturer | Senior Vice President and Chief Technology Officer (2005 – Present)

•  Rockwell Automation, Inc. | Other senior leadership roles (2001 – 2005)

•  XAP Corporation, an education technology company | Chief Operating Officer (2000 – 2001)

•  Rockwell Scientific Company, a subsidiary of Rockwell International | Head of research and development (1988 – 2000)

   Other Public Company Directorships

•  Proto Labs, Inc., global digital manufacturer | Director (2017 – Present)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Chand is well qualified to serve as a director due to his technology and innovation experience as well as his electrical engineering background. Additionally, Mr. Chand has valuable multinational executive leadership and manufacturing experience from Rockwell Automation and XAP Corporation.

Ruby R. Chandy

Director since:

May 2017

Age: 59

Board Committees:

• Finance & Risk — Chair

• Organization & Compensation

Current Public Company Directorships:

• DuPont de Nemours, Inc.

• AMETEK, Inc.

Past Public Company Directorships:

• IDEX Corporation

Employment History

•  Pall Corporation, a leading supplier of filtration, separation, and purification technologies | President of the Industrial Division (2012 – retirement in 2015)

•  The Dow Chemical Company, a multinational chemical corporation | Managing Director, Vice President of Dow Plastics Additives unit (2011 – 2012)

   Other Public Company Directorships

•  DuPont de Nemours, Inc., a multinational chemical corporation | Director (2019 – Present)

•  AMETEK, Inc., a manufacturer of electronic instruments and electromechanical devices | Director (2013 – Present)

•  IDEX Corporation, a designer and manufacturer of fluidics systems and specialty engineered products | Director (2006 – 2013)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Ms. Chandy is well qualified to serve as a director due to her executive management experience, marketing and strategy skills, relevant experience in industrial companies, extensive engineering and management education, broad international business and financial experience and enterprise risk oversight experience.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

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Gayla J. Delly

Director since:

Jan. 2008

Age: 61

Board Committees:

•   Organization & Compensation

•   Corporate Governance & Nominating

Current Public Company Directorships:

•   National Instruments, Inc.

•   Broadcom Inc.

Past Public Company Directorships:

•   Power One, Inc.

Employment History

•  Benchmark Electronics Inc., a contract provider of manufacturing, design, engineering, test and distribution to computer, medical device, telecommunications equipment and industrial control manufacturers | President and Chief Executive Officer (2012 – retirement in 2016)

•  Benchmark Electronics Inc. | President (2006 – 2011)

•  Benchmark Electronics Inc. | Vice President and Chief Financial Officer (2001 – 2006)

•  Benchmark Electronics Inc. | Corporate Controller and Treasurer (1995 – 2001)

•  Ms. Delly is a certified public accountant.

   Other Public Company Directorships

•  National Instruments, Inc., a leader in software-defined automated test and automated measurement systems | Director (2020 – Present)

•  Broadcom Inc., a designer, developer and global supplier of semiconductor devices | Director (2017 – Present)

•  Power One, Inc., a designer and manufacturer of power conversion products | Director (2005 – 2008)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Ms. Delly is well qualified to serve as a director due to her international manufacturing experience, with a specific focus on engineering and technology in emerging markets, including Asia and Latin America, which provides valuable insight into the Company’s operations and assists in identifying product portfolio opportunities. In addition to her board experience, Ms. Delly has valuable executive leadership experience and financial expertise gained from her time with Benchmark Electronics Inc.

John R. Friedery

Director since: Aug. 2007 Age: 64 Board Committees: • Corporate Governance & Nominating — Chair • Audit Current Public Company Directorships: • None Past Public Company Directorships: • None

Employment History

•  Since 2010, Mr. Friedery has provided strategic and management consulting services to the packaging and other manufacturing industries.

•  Ball Corporation, a provider of metal and plastic packaging for beverages, foods and household products, and of aerospace and other technologies services | Senior Vice President; President, Metal Beverage Packaging, Americas and Asia (2008 – 2010)

•  Ball Corporation | Chief Operating Officer, Packaging Products Americas (2004 – 2007)

•  Ball Corporation | President, Metal Beverage Container operations (2000 – 2004)

•  Ball Corporation | Other senior leadership roles (1988 – 2000)

•  Dresser/Atlas Well Services | Field operations (prior to 1988)

•  Nondorf Oil and Gas | In operations, exploration and production (prior to 1988)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Friedery is well qualified to serve as a director due to his extensive operational experience with an international industrial manufacturing focus, which provides a global business perspective and a deep understanding of the Company’s industry, end-markets and strategic focus. Mr. Friedery also has experience with renewables and sustainability expertise gained from his service with Ball Corporation.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

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John L. Garrison

Director since:

Oct. 2018

Age: 60

Board Committees:

•  Organization & Compensation

•  Corporate Governance & Nominating

Current Public Company Directorships:

•  Terex Corporation

Past Public Company Directorships:

•  Azurix Corporation

Employment History

•  Terex Corporation, a worldwide manufacturer of lifting and material handling solutions | President and Chief Executive Officer (2015 – Present)

•  Bell Helicopter, a segment of Textron, Inc., and an aerospace manufacturer | President and Chief Executive Officer (2009 – 2015)

   Other Public Company Directorships

•  Terex Corporation | Chairman of the Board (2018 – Present)

•  Azurix Corporation, a water services company | Director (2000 – 2002)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Garrison is well qualified to serve as a director due to his strong manufacturing, international operations and leadership experience gained through his various executive and board leadership roles. In addition, Mr. Garrison is currently leading an operational transformation at Terex Corporation that began in 2016 and has similar elements to the Company’s Flowserve 2.0 Transformation program. This experience provides Mr. Garrison with unique insights into the current climate the Company faces and the significant focus required by the Company to implement the Flowserve 2.0 Transformation.

Michael C. McMurray

Director since: Oct. 2018 Age: 56 Board Committees: • Audit—Chair • Finance & Risk Current Public Company Directorships: • None Past Public Company Directorships: • None

Employment History

•  LyondellBasell, a global plastics, chemicals and refining company | Executive Vice President and Chief Financial Officer (2019 – Present)

•  Owens Corning, a global manufacturer of insulation, roofing and fiberglass composites | Senior Vice President and Chief Financial Officer (2012 – 2019)

•  Owens Corning | Vice President and Finance Leader of Owens Corning’s Building Materials Group (2011 – 2012)

•  Owens Corning | Vice President, Investor Relations and Treasurer (2008 – 2011)

•  Royal Dutch Shell | various leadership roles (1987 – 2008)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. McMurray is well qualified to serve as a director due to his extensive knowledge of global industrial manufacturing, the Company’s end markets and the financial markets, which provides valuable insight into the strategic decisions to capitalize on the Company’s growth opportunities. Additionally, Mr. McMurray has valuable multinational executive leadership and financial expertise at LyondellBasell, Owens Corning, and Royal Dutch Shell.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

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David E. Roberts

Director since:

Nov. 2011

Age: 60

Flowserve’s Board Committees:

•  Organization & Compensation—Chair

•  Finance & Risk

Current Public Company Directorships:

•  None

Past Public Company Directorships:

•  Penn West Exploration

Employment History

•  Gavilan Resources, LLC, a private company formed in partnership with Blackstone focused on oil and natural gas development and production opportunities in South Texas | Chief Executive Officer (2017 – 2020). Gavilan filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in May 2020.

•  Penn West Exploration, a Canadian oil and gas exploration and production company | President and CEO (2013 – 2016)

•  Marathon Oil Corporation, an independent upstream company with international operations in exploration and production, oil sands mining and integrated gas | Executive Vice President and Chief Operating Officer (2011 – 2012)

•  Marathon Oil Corporation | other key management positions, including Executive Vice President in charge of Marathon’s worldwide upstream operations and Senior Vice President of business development (2006 – 2011)

•  BG Group, an integrated natural gas company | various leadership roles (2003 – 2006)

•  Chevron Corporation | advisor to the Vice Chairman (2001 – 2003)

   Other Public Company Directorships

•  Penn West Exploration | Director (2013 – 2016)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Roberts is well qualified to serve as a director due to his executive leadership experience, strong international operations background, business development experience and extensive knowledge of and experience in the energy industry. This provides Mr. Roberts with a unique insight into the Company’s operational challenges and opportunities and its end-markets and customer needs.

Carlyn R. Taylor

Director since: Aug. 2020 Age: 52 Board Committees: • Audit • Corporate Governance & Nominating Current Public Company Directorships: • None Past Public Company Directorships: • None

Employment History

•  FTI Consulting, Inc., a global business advisory firm | Corporate Finance Global Co-Leader and global leaders of Business Transformations and Transactions practice (2016 – present)

•  FTI Capital Advisors, an investment banking subsidiary of FTI Consulting | Chairperson (2017 – present)

•  FTI Consulting, Inc. | various roles of increasing responsibility (2002 — 2016)

•  PwC, a global accounting firm | various roles, including partner, senior manager and staff consultant (1990 — 2002)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Ms. Taylor is well qualified to serve as a director due to her extensive background in corporate strategy, finance and accounting, most notably leveraging her expertise in capital allocation strategies and capital markets to help businesses spearhead transformative initiatives, as well as her experience serving on the board of directors of various privately-owned startups.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D
Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

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THE BOARD AND COMMITTEES

Role of the Board; Corporate Governance Matters

The Board oversees the CEO and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to help confirm that our shareholders’ best interests are served. In its efforts to satisfy this duty, our Board has adopted Corporate Governance Guidelines (“Guidelines”). Our Guidelines, as well as other corporate governance documents, such as the Company’s Code of Conduct for employees and directors and an additional Code of Ethics for directors, are available on the Company’s website at www.flowserve.com under the “Investors—Corporate Governance” caption. The table below highlights some of the Company’s investor friendly governance practices.

Director Elections	Board Operations	Shareholder Rights
✓ Annual elections for full Board by majority vote (in uncontested elections) ✓ Resignation policy if a majority vote is not received (in uncontested elections) ✓ Director retirement age policy of 72	✓ Stock ownership requirements for directors (5x annual cash retainer) ✓ Independent board chair ✓ Annual Board and Committee evaluations ✓ Board committees composed of 100% independent directors	✓ Right to call a special meeting ✓ Right to act by written consent ✓ Proxy access right ✓ No poison pill ✓ Annual “Say on Pay” vote

The Board, through the CG&N Committee, regularly reviews developments in corporate governance and best practices and modifies the Guidelines, committee charters and key practices as necessary.

The Board also works with management to develop the Company’s long-term strategy. The Board dedicates one full meeting per year solely to our long-term strategy, in which the Board receives updates from management and discusses the progress made, challenges encountered and future plans to continue implementing our strategic priorities. At each quarterly meeting of the Board, management also provides additional updates on our strategic priorities based on particular focus areas, including our business platforms, culture and organizational health, regulatory and legal risk, operations, and climate change and sustainability.

Our approximately 16,000 associates around the global are a critical component of our ability to execute on our strategy. Accordingly, the Board continually monitors and assesses our human capital management, principally in the areas of workplace health and safety, employee engagement, compensation and benefits and training, development and ethics. Each year, our associates complete an annual ethics training on our Code of Conduct and participate in “Integrity & Compliance Week” and “Safety Week” to help further emphasize the ongoing training that our associates receive. We also conduct annual employee engagement surveys to solicit feedback and input directly from our associates and, based on the results of our surveys, management and the Board work together to create additional action plans as appropriate.

Board Operations

Board Leadership Structure and Risk Oversight

We have separated the positions of Chairman of the Board and CEO since 2005. Roger L. Fix, the Company’s current Non-Executive Chairman of the Board, presides over the meetings of the Board, including executive sessions of the Board where only non-employee directors are present. He reviews and approves the agendas for Board meetings, among his other duties as Chairman of the Board. He also serves as an alternate member for all Board committees. Mr. Fix strives to attend as many committee meetings as possible.

We believe that separating the positions of Chairman of the Board and CEO is appropriate for the Company at this time because it places an independent director in a position of leadership on the Board. We believe this independent leadership and the Non-Executive Chairman’s authority to call meetings of the non-employee directors adds value to our shareholders by facilitating a more efficient exercise of the Board’s fiduciary duties and best enables the Board to effectively manage our businesses, risks, opportunities and affairs in the best interests of our shareholders. We also believe the Non-Executive Chairman further enhances independent oversight by being responsible for establishing the Board’s annual schedule and collaborating with the CEO on the agendas for all Board meetings. The separation of Chairman and CEO also allows the Non-Executive Chairman to provide support and advice to the CEO, reinforcing the reporting relationship and accountability of the CEO to the Board.

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The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. The Board and its Committees oversee senior management’s policies and procedures in assessing and addressing risk areas that fall within the scope of the Board’s and the Committees’ respective areas of oversight responsibility, as further detailed in the Board Committees section below. The Board and management frequently discuss the long-term strategy of the Company. The Board is regularly informed through Committee reports of each Committee’s activities in overseeing risk management.

Meeting Attendance

Board meetings. There were 13 meetings of the Board during the year ended December 31, 2020. Executive sessions of non-employee directors are normally held at each regular Board meeting and are presided over by our independent Chairman of the Board, or, in the Chairman’s absence, by the Chairman of the CG&N Committee. During the year ended December 31, 2020, each Director nominee attended at least 92% of the total number of meetings of the Board and of each of the Board committees on which he or she served while he or she has been a director or committee member.

Shareholder meetings. Board members are expected to attend the Company’s Annual Meetings of shareholders. All directors then-serving were in attendance at the 2020 Annual Meeting other than Joe E. Harlan, who did not stand for re-election at the 2020 Annual Meeting.

Communicating with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Non-Executive Chairman of the Board, c/o Flowserve’s Corporate Secretary, Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. All such communications will be delivered to our chairman. These communications are reviewed by the Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).

Board Composition

What We Look For in Directors

The identification and evaluation of director candidates begins with the Guidelines, which establish the criteria for Board membership. As a starting point under the Guidelines, all prospective Board members must, for example, adhere to the highest standards of integrity and ethics, exercise diligent and constructive oversight of the Company’s business, risk profile and strategy, demonstrate relevant and successful career experience, display a global business perspective, and possess the time to responsibly perform all director duties and effectively represent the interests of the shareholders. In addition, we believe that Board members should have varied professional expertise in areas relevant to the Company. In this regard, our director nominees bring a wide array of qualifications, skills and attributes to our Board of Directors that support its oversight role on behalf of the shareholders. The table on page 12 summarizes the key qualifications and areas of experience that led our Board to nominate these individuals.

The Guidelines further articulate the Board’s firm belief that the Board’s members should also have a diversity of backgrounds, which we view holistically. In evaluating diversity of backgrounds, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience and cultural viewpoint, as well as more categorical diversity metrics, such as race, age, gender and nationality. This consideration is implemented through the selection process for director nominees, and the Board assesses its effectiveness in promoting diversity through an annual self-assessment process that solicits feedback concerning the appropriateness of the Board’s diversity, among other critical performance factors.

Director Recruitment Process

The CG&N Committee considers various potential director candidates who may come to the attention of the CG&N Committee through current Board members, professional search firms, shareholders or other persons. The CG&N Committee generally retains a national executive-recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board, although the CG&N Committee may also use less formal recruiting methods. Carlyn R. Taylor was recommended to the Board by a third-party search firm. All identified candidates, including shareholder-recommended candidates, are evaluated by the CG&N Committee using generally the same

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methods and criteria, although those methods and criteria may vary from time to time depending on the CG&N Committee’s assessment of the Company’s needs and current situation.

Director Evaluation Process

We believe that a robust Board evaluation and feedback process helps to promote the effectiveness of our Board and Committees and encourages our Board members, individually and collectively, to continually improve in their roles and responsibilities. Our Board evaluation process is led by an independent member of the Board, the Chair of the CG&N Committee, who engages independent external advisors each year to assist in compiling the results of the evaluations submitted by the members of the Board and to provide additional perspective on effectively responding to the evaluations and feedback received.

Our annual evaluation process begins with a self-assessment in which each independent member of the Board provides a performance rating for a series of questions in several key categories, including the structure, process and resources of the Board, effectiveness of the Committees of the Board, and management of the Company. The self-evaluation concludes with several open-ended questions in order to encourage members of the Board to freely discuss their own performance, priorities for the upcoming year, and any other comments that the applicable member of the Board deems important.

Each independent member of the Board is also required to complete a peer evaluation of each other independent member of the Board (other than the Chairman, who is evaluated separately), which solicits feedback on how the applicable director adds value to the Board and its Committees, what the applicable director could do to increase effectiveness, and any other commentary that the evaluating member of the Board deems pertinent. In 2020, due to the unique challenges presented by the COVID-19 pandemic and the necessity to hold meetings by video conference instead of in person, the peer evaluation process was temporarily changed to take into account the impact of the pandemic.

Each member of the Board is also required to complete a Chairman evaluation to provide feedback on the performance and contributions of the Chairman of the Board. The Chairman evaluation requires each member of the Board to rate the Chairman’s performance in a dozen key areas and also provides an opportunity to provide open feedback on the performance of the Chairman of the Board.

Each member of the Board is also required to complete an evaluation of our Chief Executive Officer’s performance. While our Chief Executive Officer is a member of the Board, his evaluation is focused on his performance as a member of management and not as a member of the Board.

Once the evaluations are complete, the results are compiled by an independent external advisor, anonymized (other than for the self-evaluation), and provided to the CG&N Chair, who then conducts individual interviews with members of the Board in advance of the Board’s February meetings. The results of the process are discussed by the CG&N Committee, and the full Board, at their February meeting and considered by the CG&N Committee and the Board when engaging in director recruitment, director development, strategy, and governance.

Director Independence

We believe that all members of the Board (other than our CEO) should be independent under the New York Stock Exchange (“NYSE”) listing standards. Under these standards, only those directors who have no material relationship with the Company (except in his or her role as a director) are deemed independent. The Board has determined that each of Roger L. Fix, Sujeet Chand, Ruby R. Chandy, Gayla J. Delly, John R. Friedery, John L. Garrison, Michael C. McMurray, David E. Roberts, and Carlyn R. Taylor (all of our current directors other than R. Scott Rowe, the Company’s President and Chief Executive Officer) meet the independence standards set forth in the NYSE corporate governance listing standards. In addition, Joe E. Harlan and Rick J. Mills, each of whom served as a director until our 2020 Annual Meeting, were independent during the period they served on the Board.

How Shareholders Can Recommend a Candidate

A shareholder desiring to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s By-Laws, including the candidate’s name and qualifications, to our Corporate Secretary, who will refer the recommendation to the CG&N Committee. The CG&N Committee may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of such

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recommended candidate or to assist in evaluating the recommended candidate, including a Director and Officer Questionnaire.

Under the proxy access provisions of our By-Laws, eligible shareholders and/or shareholder groups also are permitted to include shareholder-nominated director candidates in our proxy materials. Additional details about the requirements for including shareholder-nominated director candidates in our proxy materials are set forth under “General Voting and Meeting Information—Shareholder Proposals and Nominations” below.

Board Committees

The Board maintains an Audit Committee, a Finance and Risk Committee (“F&R Committee”), a Corporate Governance and Nominating Committee, and an Organization and Compensation Committee (“O&C Committee”). Only independent directors are eligible to serve on Board committees. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities and is governed by a written charter, which is available on the Company’s website at www.flowserve.com under the “Investors—Corporate Governance—Documents & Charters” caption.

Audit Committee	Primary Oversight Responsibilities
Committee Chair: Michael C. McMurray(1) Members: Sujeet Chand(2) John R. Friedery Carlyn R. Taylor(3) 12 Meetings in 2020
•

Oversee financial reporting process, including the integrity of Company financial statements and compliance with legal and regulatory requirements

•

Oversee financial performance and reporting, the Company’s independent auditor and internal audit function, and regulatory activities

•

Oversee the Company’s integrity and compliance program

•

Review and discuss the process of Board and Board committees oversight of senior management’s risk management responsibilities

•

Appoint independent auditor

•

Prepares Audit Committee report for this proxy statement

The Board has determined that all members of the Audit Committee meet the applicable independence standards under the SEC rules and NYSE listing standards, and that all members are financially literate within the meaning of the NYSE listing standards.

(1)

The Board has determined that Mr. McMurray qualifies as an audit committee financial expert under the SEC rules.

(2)

The Board has determined that Mr. Chand qualifies as an audit committee financial expert under the SEC rules.

(3)

Ms. Taylor joined the Audit Committee upon her appointment to the Board in August 2020. The Board has determined that Ms. Taylor qualifies as an audit committee financial expert under the SEC rules.

Finance & Risk Committee	Primary Oversight Responsibilities
Committee Chair: Ruby R. Chandy Members: Sujeet Chand Michael C. McMurray David E. Roberts 4 Meetings in 2020
•

Oversee corporate capital structure and budgets and recommend approval of major capital projects, corporate development, and large sales orders

•

Review effectiveness of the Company’s IT infrastructure and cybersecurity programs and its practices for identifying and mitigating technology risks with Chief Information Officer at least twice per year

•

Review the Company’s enterprise risk management, including emerging risks

•

Review financial plans, liquidity, credit, key financial risks, treasury risk, and related matters

•

Oversee of enterprise sustainability program

The Board has determined that all members of the F&R Committee meet the independence standards under the NYSE listing standards.

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Corporate Governance & Nominating Committee	Primary Oversight Responsibilities
Committee Chair: John R. Friedery Members: Gayla J. Delly John L. Garrison Carlyn R. Taylor(1) 4 Meetings in 2020
•

Recommend to the Board nominees for Chairman of the Board, President and Chief Executive Officer

•

Determine Board organization

•

Set director compensation

•

Review and recommend director nominees

•

Manage risks associated with Board independence and potential conflicts of interest

•

Establish corporate governance principles and procedures, including overseeing the Company’s Code of Conduct

•

Prepare effective CEO and Board succession planning

•

Evaluate CEO performance

•

Oversee Board and committee self-evaluation process

•

Oversight of enterprise sustainability program

The Board has determined that all members of the CG&N Committee meet the independence standards under the NYSE listing standards.

(1)

Ms. Taylor joined the CG&N Committee upon her appointment to the Board in August 2020.

Organization & Compensation Committee	Primary Oversight Responsibilities
Committee Chair: David E. Roberts Members: Ruby R. Chandy Gayla J. Delly John L. Garrison 5 Meetings in 2020
•

Set compensation philosophy

•

Oversee risk management related to executive compensation plans and succession planning

•

Prepare the Compensation Committee Report included in this proxy statement

•

Approve executive officer compensation including incentives and other benefits

•

Retain and evaluate the advice of the independent compensation consultant, F.W. Cook, in adherence to the philosophies and principles stated under “Executive Compensation—Compensation Discussion and Analysis”

The Board has determined that all members of the O&C Committee meet the applicable independence standards under the SEC rules and NYSE listing standards.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the O&C Committee. Consistent with the NYSE corporate governance listing standards, the O&C Committee is composed entirely of independent, non-employee members of the Board. In addition, the Non-Executive Chairman of the Board generally attends the meetings of the O&C Committee.

As reflected in its charter, the O&C Committee has overall responsibility for setting the compensation for our CEO, which is approved by the full Board, and for approving the compensation of our other executive officers, including the other Named Executive Officers. The O&C Committee is also charged with overseeing the organizational design of the Company, including the development and retention of management.

The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the CG&N Committee and to the Board. On matters pertaining to director compensation, the O&C Committee also receives data and advice from F.W. Cook. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement.

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The O&C Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each year, the O&C Committee reviews each Named Executive Officer’s total compensation. The O&C Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, which allows the O&C Committee to assess directly each Named Executive Officer’s performance. The O&C Committee also solicits input from all non-employee members of the Board as to the CEO’s performance during the year.

The O&C Committee generally considers the results of the CG&N Committee’s process for reviewing the CEO’s performance with all independent Board members. The CG&N Committee’s process includes the independent Board members individually and collectively presenting their assessment of the CEO’s performance, as well as the CEO presenting his self-assessment of his performance. The O&C Committee uses these results when determining the CEO’s recommended compensation, which is subject to the independent Board members’ approval.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer’s performance to the O&C Committee, which includes a review of each officer’s contributions over the past year, and his or her strengths, weaknesses, development plans and succession potential. The CEO also presents compensation recommendations for each Named Executive Officer for the O&C Committee’s consideration. Following this presentation and a benchmarking review for pay, the O&C Committee makes its own assessments and formulates compensation amounts for each Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described below.

Independent Compensation Consultant

The O&C Committee has the authority to retain outside advisors as it deems appropriate. The O&C Committee has engaged F.W. Cook as its compensation consultant to provide advice and information. F.W. Cook has assisted and advised the O&C Committee on all aspects of our executive compensation program, and they provide no other services to the Company. The services they provide include:

•

providing and analyzing competitive market compensation data;

•

analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

•

analyzing the appropriateness of the performance peer group (PPG) and compensation peer group (CPG); and

•

evaluating how well our compensation programs adhere to the philosophies and principles stated below under “Compensation Discussion & Analysis—Compensation Program Philosophy and Principles.”

Director Compensation

2020 Director Compensation Program

Program Overview. Our director compensation program is established by the Board after review of data prepared by the O&C Committee’s independent consultant regarding competitive director compensation levels for peer companies and the Company’s compensation peer group, which is discussed under “Executive Compensation.” In 2020, our non-employee director compensation program consisted of the following:

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Component	Annual Amounts ($)		Form of Payment
Retainer	$ 85,000		Cash
Non-Executive chairman retainer	$125,000		Cash
Committee service fee (per committee)	$ 7,500		Cash
Committee chairman fee
Audit Committee	$ 20,000		Cash
O&C Committee	$ 15,000		Cash
F&R Committee	$ 10,000		Cash
CG&N Committee	$ 10,000		Cash
Equity grant target value	$125,000	(1)	Restricted Shares
(1)

In light of the unfolding COVID-19 pandemic, in May 2020 the Board approved a change to their equity compensation for 2020 by reducing the size of the annual grant to the number of shares that the Board would have received had the grant been made at the same stock price that equity grants were made to members of management on February 20, 2020. For additional information, see below under “—Equity Compensation.”

Additionally, non-employee directors are also eligible to receive special additional compensation when performing certain special services. The Board has set a compensatory rate of $3,500 per day for such services, though no compensation was paid for this purpose in 2020.

Compensation Deferral. Directors may elect to defer all or a portion of their annual cash and equity compensation. The annual cash compensation may be deferred in the form of cash or in phantom shares, which reflect an equivalent value of Company common stock. Compensation deferred in the form of cash accrues interest at rates that do not exceed market rates or constitute preferential earnings. If a director elects to defer cash compensation in the form of phantom shares, the director receives a 15% premium on the amount deferred.

Equity Compensation. The equity portion of non-employee director compensation is granted on the date of the Annual Meeting of shareholders in the form of restricted stock. The restricted shares have voting rights and fully vest after the earlier of one year from the date of grant, the termination of the director’s service due to death or disability or a change in control.

In May 2020, in recognition of the unfolding COVID-19 pandemic, the Board approved a change to their equity compensation for 2020 by reducing the size of the annual equity grant to a number of shares that the Board would have received had the grant been made at the same time that equity grants were made to members of management on February 20, 2020, prior to the date on which the COVID-19 pandemic began to have a material impact on the U.S. economy and the trading price of companies listed on the NYSE. On February 20, 2020, the date on which the Company made its annual equity grant to members of management, the price per share of the Company’s common stock was $47.56, and on May 22, 2020, the date on which the Company made its annual equity grant to the Board, the price per share of the Company’s common stock was $25.20. By approving the annual equity grant to members of the Board in an amount equal to the number of shares that would have been granted at the stock price on February 20, 2020, the dollar value of the annual equity grant to Board members was reduced from the target of $125,000 to $66,225.60.

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Stock Ownership Guidelines. Under our stock ownership guidelines, all non-employee directors must own shares of Company common stock with a value of at least five times his or her annual cash retainer (currently $425,000) by his or her fifth anniversary of Board service. If the stock ownership requirement is not met, the director will receive all future Board compensation in the form of Company common stock until the requirement is satisfied. For 2020, all non-employee directors met their stock ownership requirements.

The following table sets forth our non-employee director compensation for 2020. Mr. Rowe did not receive any compensation for his service as a director. His compensation is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Sujeet Chand	115,000	(7)	66,226	181,226
Ruby R. Chandy	113,300	(7)	66,226	179,526
Gayla J. Delly	100,000		66,226	166,226
Roger L. Fix	225,000	(6)	66,226	291,226
John R. Friedery	110,000		66,226	176,226
John L. Garrison	115,000	(7)	66,226	181,226
Joe E. Harlan(3)	39,286		—	39,286
Michael C. McMurray	120,000		66,226	186,226
Rick J. Mills(4)	39,286		—	39,286
David E. Roberts	115,000		66,226	181,226
Carlyn R. Taylor(5)	37,772		—	37,772
(1)

Eligible directors received an annual equity grant of 2,628 shares of restricted common stock on May 22, 2020, the date of the Company’s 2020 Annual Meeting of Shareholders. In recognition of the effects of the COVID-19 pandemic on the Company’s financial performance and the world economy at large, the Board approved a reduced equity grant determined by reference to the number of shares that would have been received by the Board members had the award been granted on February 20, 2020 when members of the Company’s executive management received an annual equity grant at a price per share of $47.56. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation—Stock Compensation”, and are calculated using a price per share of $25.20, the closing market price of the Company’s common stock as reported by the NYSE on the date of grant. Assumptions used in the valuations are discussed in Note 8 to the Company’s audited consolidated financial statements for the year ended December 31, 2020 in the Annual Report on Form 10-K filed on February 23, 2021.

(2)

The non-employee directors elected at the 2020 Annual Meeting of shareholders each had 2,628 shares of restricted common stock outstanding at December 31, 2020; all other shares held are vested.

(3)

Mr. Harlan did not stand for re-election at the 2020 Annual Meeting and ceased his Board service on May 22, 2020. He was paid a pro-rated portion of the cash board retainer and committee member fees through that date.

(4)

Mr. Mills retired from the Board at the 2020 Annual Meeting on May 22, 2020 and was paid a pro-rated portion of the cash board retainer and committee member fees through that date.

(5)

Ms. Taylor was elected to the Board effective August 14, 2020 and was paid a pro-rated portion of the cash board retainer and committee member fees during 2020.

(6)

Includes an additional $125,000 cash retainer for services as Non-Executive Chairman of the Board.

(7)

Amount reported includes a 15% premium to actual fees due to the director’s election to defer all or a portion of cash retainer payments in the form of phantom shares under the Company’s director stock deferral plan.

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EXECUTIVE OFFICERS

R. Scott Rowe
President, CEO and Director since: April 2017 Age: 50
•

Flowserve Corporation | President, Chief Executive Officer, Director (2017 – Present)

•

Cameron Group of Schlumberger Ltd, an oilfield services company | President (2016 – 2017)

•

Cameron International Corporation, an oilfield services company | President, Chief Executive Officer (2015 – 2016)

•

Cameron International Corporation | President, Chief Operating Officer (2014 – 2015)

•

OneSubsea, a joint venture established by Cameron and Schlumberger | Chief Executive Officer (2014 – 2014)

•

Subsea Systems, a division of Cameron | President (2012 – 2014)

•

Cameron International Corporation | President of the Engineered and Process Valves division (2010 – 2012)

Elizabeth L. Burger
SVP, CHRO since: April 2018 Age: 50
•

Flowserve Corporation | Senior Vice President and Chief Human Resources Officer (2018 – Present)

•

HanesBrands, Inc., a global manufacturer and marketer of everyday basic apparel | Chief Human Resources Officer (2013—2017)

•

Monsanto Company, a global provider of technology solutions and agricultural products | Senior Vice President, Global Business Operations (2007 – 2013)

•

Monsanto Company | Vice President, Corporate HR (2006 – 2007)

•

Monsanto Company | Vice President, Compensation (2005 – 2006)

•

Monsanto Company | Various leadership roles (1995 – 2005)

Sanjay K. Chowbey
President, AMSS since: July 2019 Age: 53
•

Flowserve Corporation | President, Aftermarket Services & Solutions (2019 – Present)

•

Lean Focus, LLC, a business transformation organization | General Manager (2018 – 2019)

•

TE Connectivity, Ltd. a global technology connectivity and sensor provider | President, SubCom business unit (2017 – 2018)

•

Danaher Corporation, a global science and technology innovation company | President, Thomson Industries, an industrial technology subsidiary of Danaher (2014 – 2017)

•

Danaher Corporation | President, Hennessy Industries (2012 – 2013)

•

Gilbarco Veeder-Root, Inc., a fueling and environmental solutions company | Vice President and General Manager, Commercial & Industrial Business Unit (2010 – 2012)

•

Gilbarco Veeder-Root, Inc. | Vice President and General Manager, Services (2006 – 2010)

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Keith E. Gillespie
SVP, CSO since: October 2016 Age: 55
•

Flowserve Corporation | Senior Vice President and Chief Sales Officer (2016 – Present)

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Flowserve Corporation | Chief Strategy Officer (2015 – 2016)

•

AlixPartners, LLP, a consulting company focused on operational turnarounds | Managing Director (2002 – 2015)

•

i2 Technologies, a high-tech consulting practice | Vice President (1999 – 2001)

•

Ten Fold Corporation, a software and services company | Senior Vice President (1999 – 2001)

•

McKinsey & Company, a global consulting company focused on change management | Senior Engagement Manager (1992 – 1997)

Lanesha T. Minnix
SVP, CLO since: June 2018 Age: 46
•

Flowserve Corporation | Senior Vice President and Chief Legal Officer (2018 – Present)

•

BMC Stock Holdings, Inc., a leading provider of diversified building products and services | Senior Vice President and General Counsel (2017 – 2018)

•

ABM Industries Incorporated, a Fortune 500 facility solutions company | Vice President, Deputy General Counsel and Chief Compliance Officer (2012 – 2017)

•

Shell Oil Company, a multinational oil & gas company | Senior Legal Counsel (2007 – 2012)

•

Sprint Nextel, a global telecommunications company | Corporate Counsel (2004 – 2007)

•

K&L Gates LLP, a global law firm | Corporate Associate (2000 – 2004)

Tamara M. Morytko
President, FPD since: September 2020 Age: 50
•

Flowserve Corporation | President, Flowserve Pumps Division (2020 – Present)

•

Norsk Titanium, a manufacturer of advanced titanium components | Chief Operating Officer (2018 – 2020)

•

Operations and Supply Chain Consultant | (2017 – 2018)

•

Baker Hughes, a multinational oilfield services company | President, Asia Pacific Region (2016 – 2017)

•

Baker Hughes | Vice President, North America Region (2013 – 2016)

•

Baker Hughes | Vice President, Global Supply Chain (2010 – 2013)

•

Pratt & Whitney, a global aircraft engine manufacturer | various roles of increasing responsibility (2006 – 2010)

•

Arthur Andersen LLP, a global accounting firm | Senior Auditor (1992 – 1996)

Amy Schwetz
SVP, CFO since: February 2020 Age: 46
•

Flowserve Corporation | Senior Vice President and Chief Financial Officer (2020 – Present)

•

Peabody Energy, a global pure-play coal company serving power and steel customers | Executive Vice President and Chief Financial Officer (2015 – 2020). Peabody filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in April 2016.

•

Peabody Energy, Inc. | Senior Vice President, Finance & Administration – Australia (2013 – 2015)

•

Peabody Energy, Inc. | Senior Vice President, Finance & Administration – Americas (2012 – 2013)

•

Peabody Energy, Inc. | Vice President, Investor Relations (2011 – 2012)

•

Peabody Energy, Inc. | Vice President, Capital and Financial Planning (2009 – 2011)

•

Peabody Energy, Inc. | Various senior leadership roles (2005 – 2009)

•

Ernst & Young LLP, a global accounting firm | Audit Manager (1997 – 2005)

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Scott K. Vopni
VP, CAO since: June 2020 Age: 52
•

Flowserve Corporation | Vice President, Chief Accounting Officer (2020 – Present)

•

Dean Foods Co., a food and beverage company | Senior Vice President – Finance, Chief Accounting Officer (2010 – 2019). Dean Foods filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in November 2019.

•

Dean Foods Co. | Interim Chief Financial Officer (2017 – 2018)

•

Dean Foods Co. | Senior Vice President – Finance (2016 – 2017)

•

Dean Foods Co. | Senior Vice President – Investor Relations (2015)

•

Dean Foods Co. | Vice President – Controller (2008 – 2010)

Kirk Wilson
President, FCD since: July 2019 Age: 54
•

Flowserve Corporation | President, Flow Control Division (2019 – Present)

•

Flowserve Corporation | President, Aftermarket Services & Solutions (2015 – 2019)

•

Flowserve Corporation | President, Services & Solutions Operations (2012 – 2015)

•

Flowserve Corporation | Vice President and General Manager, Integrated Solutions Group (2008 – 2011)

•

Flowserve Corporation | Vice President, Marketing for Pump Division (2004 – 2008)

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation principles and the pay program we provided to our Named Executive Officers (“NEOs”) for 2020.

Contents

Company Overview, Strategy and Performance	Page 29

Compensation Program Philosophy and Principles	Page 32

Elements of the Executive Compensation Program	Page 35

Compensation Governance Policies	Page 49

Summary Compensation Table	Page 52

Named Executive Officers

During 2020, our NEOs were:

R. Scott Rowe President and Chief Executive Officer (“CEO”)	John E. (Jay) Roueche, III Vice President, Treasurer and Investor Relations (interim CFO from December 3, 2019 through February 23, 2020)	Amy B. Schwetz Senior Vice President, Chief Financial Officer (beginning February 24, 2020)	Lanesha T. Minnix Senior Vice President, Chief Legal Officer & Corporate Secretary	Keith E. Gillespie Senior Vice President, Chief Sales Officer	Elizabeth L. Burger Senior Vice President, Chief Human Resources Officer

For more information on the Named Executive Officers currently serving as executive officers, see “Executive Officers” on page 26.

Company Overview, Strategy and Performance

Company Overview

Flowserve is one of the world’s leading providers of fluid motion and control products and services with a significant global presence in the manufacturing of pumps, valves and seals. We have approximately 16,000 employees in more than 50 countries who are focused on our purpose and strong company values.

Impact of COVID-19 and Market Disruption on Executive Pay

While Flowserve continued to make substantial progress on our transformation initiatives, 2020 was a challenging year for Flowserve and its customers given the COVID-19 pandemic and general economic challenges around the globe. In the first quarter of 2020 the onset of the pandemic coupled with extreme volatility in global markets and commodity prices led to unexpectedly reduced capital budgets by our customers and resulting declines in demand for our products and new bookings. In addition, these impacts also caused our customers to defer spending in their repair and maintenance budgets, which led to reduced levels of activity in our aftermarket business.

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Data from Industrial Info Research (IIR) for $2.3 trillion projects/opportunities data for Flowserve end markets

Water data sourced from Global Water Intelligence

Power data sourced from IEA

These global challenges disrupted the meaningful progress our management team and the Company made through our significant efforts in the Flowserve 2.0 Transformation and resulted in declining revenue, profitability, and share price performance. Despite these unprecedented challenges, the process improvements made as part of our Flowserve 2.0 Transformation allowed management and the O&C Committee to swiftly respond to the market disruption by:

•

Shifting our strategic priorities to strengthen the Company during the pandemic and position us for success post-pandemic;

•

Protecting our employees and contractors by imposing global restrictions on non-essential travel in March 2020 and a work-from-home policy for all non-essential employees who are able to do so, and providing face coverings and other personal protective equipment and enhanced cleaning of sites and implementing social distancing protocols for employees who are going to work in our facilities;

•

Assisting our customers by continuing safe operations that allowed our employees to deliver our products and services to other essential businesses;

•

Reprioritizing certain of our Flowserve 2.0 Transformation initiatives to accelerate cost actions enabling the Company to help mitigate the impact to operating margins during the second half of the year;

•

Canceling annual merit increases in base salary levels across the organization, including for certain of our executive officers;

•

Aligning our incentive plan with the Company’s urgent priorities by adopting a first half and second half measurement approach for the Annual Incentive Plan (“AIP”); and

•

Maintaining in-flight performance share units with no changes.

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The O&C Committee took additional compensation actions in the first quarter of 2021 revising our incentive programs to address the continued uncertainty facing the Company, and to strengthen the retentive value of our compensation system, as well as motivate our key employees to continue to execute on our strategic transformation during this critical juncture for the Company. These additional actions include:

•

Reverting to an annual measurement approach under the AIP;

•

Adopting changes to the 2021 Performance Share Unit (PSU) program that align the metrics with the Company’s key financial priorities of Return on Invested Capital (ROIC) and Free Cash Flow as a % of Net Income, including maintaining a focus on total shareholder return; and

•

Providing for a one-time enhanced 2021 LTI opportunity, ranging in value from 29% to 73% of annual long-term incentive target, delivered in Restricted Stock Units with back-loaded vesting 1/3 on the second anniversary of the grant date and 2/3 on the third anniversary of the grant date.

Company Strategy and Continued Organizational Transformation

In addition to executing on the short-term imperatives in 2020, our associates continued to drive significant transformation for Flowserve. We accelerated certain of our Flowserve 2.0 initiatives, improved upon our previous progress, and drove solid results given the disruption caused in the market. Refer to the “Flowserve 2.0 Transformation” beginning on page 7 for additional information about the transformation and accomplishments during 2020.

FLOWSERVE 2.0 — Implementing our Transformative Business Strategy

Alignment Of Our Compensation Programs With Our Strategy

Our compensation programs are aligned with our company strategy and the goal to create long-term shareholder value. Quantitative measurements for our key strategies are established and embedded in our annual and long-term incentive plan designs as shown in the table below. The measurement of the improvement of organizational health is included in the yearly performance assessment of our NEO’s.

Strategic Priorities	Compensation Element	Measurement
Position for Growth	AIP AIP LTI	• Bookings and Revenue Growth • On-time Delivery (OTD) Improvement • Total Shareholder Return (TSR) Growth
Margin Expansion	AIP LTI	• Operating Income Improvement • Return on Invested Capital (ROIC) Improvement
Capital Efficiency	AIP AIP	• Primary Working Capital (PWC) as a percent of Sales • Primary Working Capital Reduction

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Pay for Performance Alignment

The alignment of pay and performance is one of the key components of our compensation philosophy as shown on the following page. The Company is committed to a rigorous target setting process, the careful selection of key performance measures aligned with our strategy and the creation of shareholder value.

The following charts illustrate the performance payouts under our various incentive plan components: The Company’s annual incentive plan (“AIP”) and contingent performance share units (“PSUs”).

Compensation Program Philosophy and Principles

The O&C Committee maintains a thoughtful approach to corporate governance practices for executive compensation. Below is a summary of those practices.

Compensation Philosophy

Our Compensation Philosophy is aligned with building long-term shareholder value and to achieve the following objectives:

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ATTRACT & RETAIN	Attract and retain high-quality and high-performance leaders with a passion for our purpose, values, behaviors and achieving extraordinary business outcomes
REINFORCE OUR STRATEGY	Align our incentive programs with our vision and key business strategies while maintaining a healthy balance between short and long-term rewards
COMPETITIVE AND MARKET-BASED	Maintain a market-based strategy that provides a competitive total target compensation opportunity approximating the market median
ALIGN PAY AND PERFORMANCE	Provide incentive programs that reward short-term and long-term performance leading to shareholder value growth and appropriate risk taking
ALIGN WITH SHAREHOLDERS	Ensure that a majority of total compensation is ‘at risk’ and aligned with shareholder interests

Core Compensation Elements

Our core executive compensation elements are aligned with our executive compensation philosophy. These elements provide competitive market-based compensation that emphasize pay for performance and alignment with shareholders through heavy weighting of short- and long-term incentive compensation.

	BASE SALARY	ANNUAL INCENTIVE PLAN	RESTRICTED STOCK UNITS (“RSUs”)	PERFORMANCE SHARE UNITS (“PSUs”)
Form of Compensation	Cash	Cash	Equity	Equity
Focus	Near-Term	Near-Term	Long-Term	Long-Term
Measurement Period(s)	N/A	First half of 2020 and second half of 2020	Ratable over three years	Cliff after three years
Performance Measure	N/A	Financial and Operational Metrics	Stock Price Appreciation	Multi-year Return on Invested Capital (“ROIC”), Total Shareholder Return (“TSR”) and Stock Price Appreciation
Philosophy Alignment
ATTRACT & RETAIN	REINFORCE OUR STRATEGY	COMPETITIVE AND MARKET-BASED	ALIGN PAY AND PERFORMANCE	ALIGN WITH SHAREHOLDERS

Compensation Mix

Our executive compensation program emphasizes performance-based compensation that is determined each year by the O&C Committee. As shown below, for 2020, the significant majority of our 2020 target total executive compensation (i.e., base salary, target annual incentive, and grant date value of RSUs and PSUs at target) was at-risk (86.3% for our President and CEO and an average of 68.9% for other Named Executive Officers other than Mr. Roueche, as noted below). See “Elements of the Executive Compensation Program” for additional details.

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(1)

This chart reflects total annual target compensation and therefore excludes any one-time special awards discussed below under the heading “Special Awards.” This chart does not include Mr. Roueche given his limited role as interim CFO, which ended on February 23, 2020.

Compensation Governance Practices

What We Do		What We Don’t Do

Target the market median for overall compensation

Balance compensation programs

Cap incentive program payments

Maintain a clawback policy

Provide a meaningful percentage of long-term incentives in the form of performance-based compensation

	Maintain stock ownership requirements Fully disclose incentive plan targets and results Utilize an independent compensation consultant	No hedging or pledging stock No excise tax gross-ups for executives No employment agreements with Named Executive Officers No option repricing without shareholder approval No excessive perquisites

Results of 2020 Say-On-Pay Vote

At our 2020 Annual Meeting of Shareholders, over 95% of our shareholders voted to approve our Named Executive Officer compensation. Although our O&C Committee believes this affirms our shareholders’ overall support of our executive compensation program, we are constantly seeking to improve our program.

Compensation Alignment with Strategic Objectives

To achieve our program objectives and support the implementation of our strategy, we assess our compensation programs on an annual basis. The following compensation program design features were adopted in recent years:

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ANNUAL INCENTIVE PLAN (“AIP”):
Design Feature	Rationale
• Emphasis on operating income and working capital efficiency	• Critical to execute our strategy
• Changed PWC calculation from a year-end to quarterly measurement	• To reward continuous and sustained improvement
• Rebalanced on-time delivery calculation	• Ensure balance across our aftermarket and original equipment business
PERFORMANCE SHARE UNITS (“PSUs”):
Design Feature	Rationale
• Total Shareholder Return (“TSR”) metric measured against a performance peer group	• Drives shareholder returns
• Return on Invested Capital (“ROIC”) metric with improvement targets aligned with the 2022 financial targets	• Encourage effective capital deployment and alignment with shareholders

In light of the unprecedented challenges of the world-wide COVID-19 pandemic and the volatility of commodity prices as a result of the pandemic and disputes between the members of the Organization of Petroleum Exporting Companies, the O&C Committee approved certain changes to AIP in July 2020, including bifurcating the 2020 program for the first and second halves of the year, in order to provide focus on and reward the achievement of the Company’s evolving strategic priorities during an unprecedented period of global economic uncertainty and to help drive operational improvement. Additional discussion of the changes approved by the O&C Committee and the rationale for such changes is included below in “Elements of the Executive Compensation Program—Annual Incentive Opportunity.”

Elements of the Executive Compensation Program

Overview

Consistent with our philosophy, the primary elements of the Company’s executive compensation program in 2020 are discussed below:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Base Salary	Cash	• Based on responsibilities of the position and performance • Provide stable source of income • Set at levels approximating the market median to attract and retain executive talent
Annual Incentive Opportunity	Cash	• Rewards for company achievement for pre-determined key operational and financial performance measures • Motivate and reward company and individual performance
Long-Term Incentive Compensation	• Restricted Stock Units (RSUs) • Performance Share Units (PSUs)
•

Ensure alignment of executive with shareholders

•

RSUs help retain executive talent through three-year ratable vesting schedule

•

PSUs rewards long-term company performance based on set targets aligned with shareholder value creation over three-year performance period

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ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Other Compensation	Retirement Benefits; Perquisites; Severance Benefits	• Provide market competitive benefits
ATTRACT & RETAIN	REINFORCE OUR STRATEGY	COMPETITIVE AND MARKET-BASED	ALIGN PAY AND PERFORMANCE	ALIGN WITH SHAREHOLDERS

Competitive Market-Based Compensation Approach

Aligned with our competitive and market-based executive compensation philosophy, the O&C Committee establishes a benchmark “compensation peer group” (“CPG”) on an annual basis. In addition, AON and Willis Towers Watson (“WTW”) Executive Compensation Survey Data is utilized to set compensation elements for positions that are not adequately covered by the CPG data. The CPG, AON Survey and WTW Survey are each considered in setting target executive compensation levels.

For 2020, our CPG consisted of the following companies, which includes one addition over 2019:

COMPENSATION PEER GROUP (CPG)

2020 COMPENSATION PEER GROUP (18 Companies)

Ametek, Inc.	Pentair plc

Colfax Corporation	Regal Beloit Corporation

Crane Co.	Rockwell Automation, Inc.

Donaldson Company, Inc.	Snap-on Incorporated

Dover Corporation	Terex Corporation
Fortive Corporation*	Trinity Industries

IDEX Corporation	Wabtec Corporation

Lincoln Electric Holdings, Inc.	Woodward, Inc.

Nordson Corporation	Xylem Inc.

*New for 2020

Elements of Compensation in Detail

Base Salary

The O&C Committee reviews and approves base salaries annually during the first quarter with a general goal to approximate the market median of companies within the CPG and the broader market as reflected in the AON Survey and WTW Survey. The base salaries paid to the Named Executive Officers during 2020 are shown below. In response to the onset of the COVID-19 pandemic and the downturn in markets generally, including the oil and gas markets, the Board elected not to implement any increases to base salary during 2020 other than a performance increase in base salary of 15% for Ms. Minnix in recognition of her high performance and the peer benchmark data for her position.

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Named Executive Officer	2020 Salary ($)
R. Scott Rowe	1,133,000
Amy B. Schwetz(1)	562,500
John E. (Jay) Roueche, III	343,757
Lanesha T. Minnix(2)	463,785
Keith E. Gillespie	485,000
Elizabeth L. Burger	478,950
(1)

Ms. Schwetz’s base salary reflects the period commencing February 17, 2020, the first date of her employment, through December 31, 2020. Ms. Schwetz assumed the role of Senior Vice President and Chief Financial Officer on February 24, 2020.

(2)

Ms. Minnix’s base salary reflects a 15% performance increase in base salary effective November 2020.

Annual Incentive Opportunity

During the first quarter of each year, the O&C Committee also establishes each Named Executive Officers’ annual cash incentive opportunity under our Annual Incentive Plan (the “AIP”). When setting annual incentive opportunities, the O&C Committee approves: (i) the Company performance measures under the AIP; and (ii) an AIP target opportunity for each Named Executive Officer. Each NEO’s overall annual AIP target opportunity for 2020 remained unchanged from 2019 levels as a percentage of base salaries.

In response to the unfolding COVID-19 pandemic, the O&C Committee re-convened in July 2020 to review the 2020 AIP program and determined that it would be appropriate to measure the 2020 AIP as two separate performance periods: H1 (measured from January 1 through June 30, 2020) and H2 (measured from July 1 through December 31, 2020), which we refer to in this proxy statement as the H1 Plan and the H2 Plan respectively. The H1 Plan was determined based on the performance measures established in February 2020, and the H2 Plan was determined based on new performance measures established in July 2020 that aligned more closely to the Company’s evolving priorities and objectives. The final payout was determined by adding the overall attainment for each performance period, weighted 50% each.

In doing so, the O&C Committee considered the economic environment, the unanticipated impact that the reduction in our customers’ capital budgets had on our business, and the motivational aspect of the original 2020 AIP program. Using a set of guiding principles, the O&C Committee balanced our internal needs with external shareholder expectations. The O&C Committee considered a design for the H2 plan that:

•

Motivated associates during an extremely challenged time;

•

Set realistic goals in light of the rapidly evolving business environment;

•

Provided line of sight to metrics that aligned with the Company’s focus on successfully navigating the downturn;

•

Provided opportunity for reasonable AIP payouts; and

•

Utilized metrics that could be focused on by all levels within the Company.

In establishing this bifurcated approach, the O&C Committee sought to balance pay for performance considerations with retention and motivation factors, in an effort to maintain an AIP program that provided focus on and rewarded the achievement of the Company’s evolving strategic priorities during an unprecedented period of global economic uncertainty and to continue to drive operational improvement.

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The following table illustrates the 2020 AIP target opportunities and payouts for each NEO:

Named Executive Officer	2020 Salary	Target AIP (% of Salary)	Target AIP ($ Amount)	H1 Plan Payout Percentage (weighted 50%)	H2 Plan Payout Percentage (weighted 50%)	Overall Payout Percentage	2020 AIP Payout
R. Scott Rowe	$1,133,000	120%	$1,359,601	7.8%	123.7%	65.8%	$ 894,260
Amy Schwetz(1)	$566,530	75%	$ 424,898	7.8%	123.7%	65.8%	$ 279,471
John E. (Jay) Roueche, III	$343,757	50%	$ 171,879	7.8%	123.7%	65.8%	$ 113,051
Lanesha T. Minnix	$525,000(2)	65%	$ 341,250	7.8%	123.7%	65.8%	$ 224,453
Keith E. Gillespie	$485,000	65%	$ 315,250	0.0%	105.7%	52.9%	$ 166,625
Elizabeth L. Burger	$478,950	65%	$ 311,318	7.8%	123.7%	65.8%	$ 204,765
(1)

This reflects Ms. Schwetz’s annual bonus opportunity based on the period from February 17, 2020, the first date of her employment, through December 31, 2020. Ms. Schwetz assumed the role of Senior Vice President and Chief Financial Officer on February 24, 2020.

(2) This reflects Ms. Minnix’s 2020 base salary in effect as of December 31, 2020, which is used for determining her 2020 AIP payout.

Rigorous Performance Measures

The O&C Committee, working with its compensation consultant and members of management, evaluates and approves the Company’s AIP performance measures. The O&C Committee also sets the weighting of each executive’s individual performance measures to be consistent with our business strategy and to tie to the achievement of important strategic objectives within each executive’s area of control.

The O&C Committee selects performance measures, with input from management, that support key strategies that we believe drive sustainable and profitable Company growth. The performance metrics were reviewed for the H1 Plan and the H2 Plan to ensure their importance in remaining successful during the downturn, our current strategic operational focus and alignment across the organization at all levels.

The H1 performance metrics were aligned with the Company’s historical focus on margin expansion through operating income, growth through revenue and bookings, capital efficiency through a focus on primary working capital as a percentage of sales and customer satisfaction through on-time delivery. We believe these metrics align our associate’s actions with outcomes that drive the success of the Company and align with shareholders’ interests.

Because our business outlook was impacted by the unanticipated reduction in our customers’ capital spending during 2020, we narrowed the focus of the H2 plan to metrics that were critical to managing the Company through the downturn. The O&C Committee approved performance measures that focused associates on maintaining the Company’s margin through the downturn with an increased focus on operating income, preserving liquidity and generating cash flow through primary working capital reduction and focusing on delivering on our past-due backlog to our customers in the back half of the year, except for Keith Gillespie, our Chief Sales Officer, who continued to focus on bookings instead of delivery of past-due backlog under the H2 plan.

The Company’s 2020 AIP performance measures for the H1 Plan as weighted for each executive were as follows:

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H1 2020 Performance Measures & Weighting	Consolidated Adjusted Operating Income	Consolidated Revenue or Bookings	Adjusted PWC as % of Sales	Customer On-time Delivery	Total
R. Scott Rowe	50%	15%	20%	15%	100%
Amy Schwetz	50%	15%	20%	15%	100%
John E. (Jay) Roueche, III	50%	15%	20%	15%	100%
Lanesha T. Minnix	50%	15%	20%	15%	100%
Keith E. Gillespie (1)	30%	50%	20%	—	100%
Elizabeth L. Burger	50%	15%	20%	15%	100%
(1) Only Mr. Gillespie had a Consolidated Bookings target. The other Named Executive Officers had a Consolidated Revenue target.

The Company’s 2020 AIP performance measures for the H2 Plan as weighted for each executive were as follows:

H2 2020 Performance Measures & Weighting	Consolidated Adjusted Operating Income	Consolidated Bookings	PWC Reduction	Past Due Backlog	Total
R. Scott Rowe	55%	—	25%	20%	100%
Amy Schwetz	55%	—	25%	20%	100%
John E. (Jay) Roueche, III	55%	—	25%	20%	100%
Lanesha T. Minnix	55%	—	25%	20%	100%
Keith E. Gillespie	30%	50%	20%	—	100%
Elizabeth L. Burger	55%	—	25%	20%	100%

Achievement of the metrics was evaluated using pre-defined internal criteria, as adjusted by the O&C Committee within parameters it established at the beginning of each performance period, to exclude the effect of certain specified developments that occurred during the year and described further below.

H1 Plan Calculations Performance Metric	How It was Calculated for H1 2020
Consolidated Adjusted Operating Income
•

Our reported operating income was adjusted to remove the effects of reduced allocations, and profit and loss adjustments incurred, resulting in Consolidated Adjusted Operating Income of approximately $180.6 million compared to reported Operating Income of approximately $159.4 million from January 1, 2020 to June 30, 2020.

Consolidated Revenue or Bookings(1)	• No adjustments were made to reported revenue or bookings measured from January 1, 2020 to June 30, 2020.
Adjusted PWC as % of Sales
•

Adjusted PWC is calculated by adding net receivables and total inventory less accounts payable, accrued deferred revenue and accrued progress billings.

•

Adjusted PWC as a percentage of sales is calculated by dividing the aggregate of adjusted PWC as of the last day of Q1 (March 31, 2020) and Q2 (June 30, 2020) of 2020 divided by total sales as of Q2 (June 30, 2020) multiplied by 2.

Customer On-time Delivery	• Customer on-time delivery is measured as the blended average of line items shipped on-time and order values shipped on-time, and is measured from January 1, 2020 to June 30, 2020.
(1) Only Mr. Gillespie had a Consolidated Bookings target. The other Named Executive Officers had a Consolidated Revenue target.

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H2 Plan Calculations Performance Metric	How It was Calculated for H2 2020
Consolidated Adjusted Operating Income
•

Our reported operating income was adjusted to remove the effects of reduced allocations, and profit and loss adjustments incurred, resulting in Consolidated Adjusted Operating Income of approximately $186.1 million compared to the reported Operating Income of approximately $206.6 million from July 1, 2020 to December 31, 2020.

Bookings(1)	• No adjustments were made to reported bookings measured from July 1, 2020 to December 31, 2020.
PWC Reduction
•

Adjusted PWC is calculated by adding net receivables and total inventory less accounts payable, accrued deferred revenue and accrued progress billings.

•

PWC Reduction is measured by calculating the difference of adjusted primary working capital at the end of Q2 (June 30, 2020) and Q4 (December 31, 2020).

Past Due Backlog Reduction
•

Past due backlog reduction is measured by calculating the difference between past due backlog at the end of Q2 (June 30, 2020) and Q4 (December 31, 2020). No adjustments were made to reported backlog during that period.

(1) Only Mr. Gillespie had a Consolidated Bookings target.

Measuring Performance and Establishing Payouts

In Q1 2020, the O&C Committee had set performance targets for financial metrics used in our AIP at definitive, challenging and objective levels that required significant effort and achievement by our Named Executive Officers for any payout to occur. The 2020 payout range under the AIP was 0% to 200% of each executive’s respective target award opportunity for both the H1 Plan and the H2 Plan for the respective time periods.

For fiscal 2020, the O&C Committee established an additional “stretch” opportunity for consolidated adjusted operating income, consolidated bookings, consolidated adjusted primary working capital as % of sales (H1 Plan only), primary working capital reduction (H2 Plan only), and past due backlog (H2 Plan only), which would result in a 115% payout. This provided the opportunity to achieve challenging goals and reward attainment accordingly.

For consolidated revenue and consolidated customer on-time delivery for the H1 Plan, no stretch goal was established for the 115% payout level.

The actual payout percentage was determined using a matrix that compares the Company’s actual performance against the established performance targets for the year (referred to as “plan”). The following tables show the percentage of target award that is paid at different levels of Company performance against plan, as well as actual performance and payout percentages for 2020.

The following sets forth the H1 Plan and H2 Plan performance metrics applicable to Mr. Rowe, Ms. Schwetz, Mr. Roueche, Ms. Minnix and Ms. Burger:

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2020 H1 Plan Performance Measures & Weighting	Threshold (50% Payout)	Target (100% Payout)	Stretch (115% Payout)	Maximum (200% Payout)	Measured Performance	Weighted Payout Percentage
Consolidated Adjusted Operating Income (50%)	$ 180.9	$202.2	$212.8	$234.1	$180.6	0.0%
Consolidated Revenue (15%)	$1,910.1	$2,010.6	—	$2,060.9	$1,819.4	0.0%
Consolidated Adjusted PWC as % of Sales (20%)	29.1%	28.1%	27.6%	26.5%	29.5%	0.0%
Consolidated Customer On-Time Delivery (15%)	*	*	—	*	* (97.8% of Target)	7.8%
Total Payout						7.8%
* Not disclosed for competitive reasons as discussed below.
2020 H2 Plan Performance Measures & Weighting	Threshold (50% Payout)	Target (100% Payout)	Stretch (115% Payout)	Maximum (200% Payout)	Measured Performance	Weighted Payout Percentage
Consolidated Adjusted Operating Income (55%)	$140.2	$157.7	$175.2	$192.7	$186.1	92.2%
Consolidated PWC Reduction (25%)	$1,094.8	$1,086.3	$1,082.0	$1,073.5	$1,113.6	0.0%
Consolidated Past Due Backlog (20%)	*	*	*	*	* (107.5% of Target)	31.5%
Total Payout						123.7%
* Not disclosed for competitive reasons as discussed below.

The following sets forth the H1 Plan and H2 Plan performance metrics applicable to Mr. Gillespie:

2020 H1 Plan Performance Measures & Weighting	Threshold (50% Payout)	Target (100% Payout)	Stretch (115% Payout)	Maximum (200% Payout)	Measured Performance	Weighted Payout Percentage
Consolidated Adjusted Operating Income (30%)	$180.9	$202.2	$212.8	$234.1	$180.6	0.0%
Consolidated Bookings (50%)	$2,024.8	$2,134.3	$2.189.0	$2,243.7	$1,783.5	0.0%
Consolidated Adjusted PWC as % of Sales (20%)	29.1%	28.1%	27.6%	26.5%	29.5%	0.0%
Total Payout						0.0%
	* Not disclosed for competitive reasons as discussed below.
2020 H2 Plan Performance Measures & Weighting	Threshold (50% Payout)	Target (100% Payout)	Stretch (115% Payout)	Maximum (200% Payout)	Measured Performance	Weighted Payout Percentage
Consolidated Adjusted Operating Income (30%)	$140.2	$157.7	$175.2	$192.7	$186.1	50.3%
Consolidated Bookings (50%)	$1,426.9	$1,510.8	$1,678.7	$1,762.6	$1,631.5	55.4%
Consolidated PWC Reduction (20%)	$1,094.8	$1,086.3	$1,082.0	$1,073.5	$1,113.6	0.0%
Total Payout						105.7%
* Not disclosed for competitive reasons as discussed below.

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The Company has chosen not to disclose the Threshold, Target, Stretch, Maximum and Measured Performance data for the consolidated customer on-time delivery and the consolidated past due backlog metrics for all Named Executive Officers, as these metrics correspond to financial data that is not otherwise publicly disclosed and is used primarily to assess compensation for these Named Executive Officers. As such, the Company believes that the disclosure of such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business.

Individual Personal Performance Adjustment

The O&C Committee may exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments. The O&C Committee considered individual performance of our executive officers and determined not to make any adjustments to their final annual incentive plan payouts for 2020.

Long-Term Incentives

Form of Award	% of Annual Target Opportunity	Key Terms
Restricted Stock Units (“RSUs”)	50%
•

Ratable vesting over three years on each anniversary date of grant

•

Contingent on continued employment with the Company until the vesting date of the awards, except pursuant to special end of service vesting discussed under “End of Service Benefits”

Performance Shares Units (“PSUs”)	50%
•

Three-year cliff vest contingent on attainment of ROIC targets and relative TSR metrics as described under “Contingent Performance Share Units”

•

Forfeiture if the executive’s employment terminates before the end of the three-year performance period, except pursuant to special end of service vesting discussed under “End of Service Benefits”

Setting the Target Opportunity

Each year, the O&C Committee establishes a target dollar value of the long-term incentive package for each Named Executive Officer. In doing so, the committee considers individual performance, as well as data from the Company’s CPG and, for positions that are not adequately covered by the CPG data, the AON Survey and WTW Survey. For 2020, these target values were set at levels that approximate the market median of both the CPG and the broader market taken from the AON Survey and WTW Survey.

In addition, the O&C Committee considers the package’s potential dilutive effect on the Company’s outstanding shares in determining aggregate award values.

Named Executive Officer	2020 LTI Target
R. Scott Rowe	$5,750,000
Amy Schwetz	$1,550,000
John E. (Jay) Roueche, III	$ 354,070
Lanesha T. Minnix	$ 650,000
Keith E. Gillespie	$ 600,000
Elizabeth L. Burger	$ 750,000

The share amount is determined by dividing each executive’s total long-term incentive value by the average closing price of the Company’s common stock reported on the NYSE during the last twenty trading days of prior to the grant date of February 20, 2020. Until vesting, holders of RSU and PSU awards do not have voting rights on the units, but the units are entitled to receive dividend equivalent accruals, if any, that payout only if and to the extent the underlying units vest.

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Contingent Performance Share Units (PSUs)

Aligned with our compensation objectives, these performance-based awards provide a strong incentive for our executives to achieve specific performance goals over the relevant performance periods that advance our business strategies, build long-term shareholder value and encourage executive retention. Contingent performance share units, or PSUs, are RSUs that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period.

Rigorous Performance Measures and Targets

During the first quarter of each year, the O&C Committee, working with its compensation consultant and members of management, evaluates and approves the Company’s LTI performance measures consistent with our business strategy. The O&C determines performance goals at definitive, challenging and objective levels that require significant effort and achievement by our Named Executive Officers for payout to occur.

The O&C Committee believes that ROIC and TSR measures reward the progress towards Flowserve’s strategic focus on Growth, Margin Expansion and Capital Efficiency. ROIC and TSR are further directly correlated to Flowserve’s shareholder value creation.

The following table shows the performance measures for the 2018, 2019 and 2020 PSU grants:

Performance Period and measure	Detail
2018-2020
50% TSR 50% ROIC	• Relative TSR compared to that of the PPG measured over a three-year period • ROIC improvement goals aligned with Flowserve’s long-term ROIC targets
2019-2021
50% TSR 50% ROIC	• Relative TSR compared to that of the PPG measured over a three-year period • ROIC improvement goals aligned with Flowserve’s long-term ROIC targets
2020-2022
50% TSR 50% ROIC	• Relative TSR compared to that of the PPG measured over a three-year period • ROIC absolute target aligned with Flowserve’s annual operating plan

The payout ranges for PSUs shown above are 0% below threshold performance, 50% at threshold, 100% at target and 200% at maximum, in each case of the NEO’s respective target award opportunity.

Performance Peer Group (PPG): The O&C Committee believes that the use of absolute performance measures alone yields an incomplete picture of Company performance and has determined to assess attainment of our PSU TSR metric against a performance peer group. During 2020, the performance peer group was reviewed to ensure continued alignment with Flowserve’s aspiration to become the leading company within the Flow Control Industry. The performance peer group was identified based, generally, on publicly traded companies that are: (1) industrial equipment manufacturers; (2) direct business peers of the Company; and (3) financially comparative to the Company. No changes were made to the performance peer group for 2020.

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PERFORMANCE PEER GROUP (PPG)

2020 PERFORMANCE PEER GROUP (16 Companies)
CIRCOR International Colfax Corporation Crane Co. Dover Corporation Ebara Corp Ingersoll Rand IDEX Corporation IMI plc	ITT Corp. KSB Aktiengesellschaft Neles Oyj Rotork plc SPX FLOW, Inc. Sulzer AG Weir Group PLC Xylem Inc.
+0 Change

2018 PSU Payout

•

TSR Performance Share Score: For the 2018-2020 performance period, the Company’s TSR was (6.3)% representing the 26.9th percentile of the performance peer group resulting in a 53.8% payout for this component of the award.

•

ROIC Performance Score: For the 2018-2020 performance period, ROIC targets were set as year-over-year (YoY) incremental ROIC improvement targets over the prior year’s actual ROIC as shown in the chart below. Actual ROIC in 2017 was 7.6%, thus setting the 2018 ROIC Target as 8.6% (+1.0% improvement).

The final payout was determined by calculating the average of the payout over the three-year performance period, which resulted in a three-year average ROIC payout of 133.3% for this component of the award.

	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Payout
2018 YoY Improvement	8.4% +0.8%	8.6% +1.0%	8.8% +1.2%	10.7%	200.0%
2019 YoY Improvement	11.5% +0.8%	11.7% +1.0%	11.9% +1.2%	12.9%	200.0%
2020 YoY Improvement	13.7% +0.8%	13.9% +1.0%	14.1% +1.2%	11.4%	0.0%
	3-Year average ROIC Payout				133.3%

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2018 PSU Vesting

The following table illustrates the 2020 PSU Payout for each NEO(1):

NEO	Target PSUs		Payout Percentage		2020 LTIP Payout(2)
R. Scott Rowe	65,990	×	93.6%	=	61,767
John E. (Jay) Roueche, III	3,910	×	93.6%	=	3,660
Keith E. Gillespie	11,640	×	93.6%	=	10,895
Elizabeth L. Burger	8,400	×	93.6%	=	7,862
(1)

Given their start dates with the Company, Ms. Minnix and Ms. Schwetz did not receive any PSUs that vested in 2020.

(2)

The number of shares reported in this column does not include dividend equivalent units that accrued during the performance period.

Special Awards

In 2020, we provided special compensation awards to certain executives in the following amounts:

Executive	Special Award Details	Rationale
Mr. Roueche	• $50,000 Cash Bonus • 1,050 RSUs that vest ratably over three years	In recognition of his service and contributions as interim CFO from December 2019 to February 2020
Ms. Schwetz	• $250,000 cash bonus subject to repayment if she did not remain employed for one year • $500,000 make-whole cash bonus • 15,770 RSUs that vest ratably over three years	Sign-on and make whole awards to help induce the executive to join our organization and provide meaningful retention once she joined the organization
Ms. Minnix	• $350,000 cash bonus subject to repayment if she is terminated for cause or resigns her employment within three years

In recognition of her contributions in navigating the challenges of unprecedented business demands in 2020 to ensure the company maintained compliance and operations during a rapidly changing and complex regulatory environment in light of the COVID-19 pandemic, as well as provide meaningful retention as a key member of the executive team.

Other Compensation

Other benefits provided to the Named Executive Officers are generally consistent with those provided to other employees of the Company, including health and retirement benefits. These elements of our compensation program are outlined in more detail below:

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Retirement	Qualified Pension Plan	• Tax-qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	• Non-qualified defined benefit restoration plan, available to executive officers and other U.S. employees based on salary level
	Supplemental Executive Pension Plan	• Non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	• Tax-qualified 401(k) plan available to all U.S. employees; Company currently matches 75% of pre-tax contributions up to 6% of salary
Other	Executive Officer Severance Plan	• Sets standard benefits for senior executives in the event of a qualifying termination
	Change in Control Plan	• Sets standard benefits for senior executives upon qualifying termination in connection with a change in control
	Limited Other Benefits	• Physical exam, enhanced vacation, relocation benefits

Flowserve Corporation Executive Officer Severance Plan

Each of the Named Executive Officers participates in the Company’s Amended and Restated Executive Officer Severance Plan (the “Officer Severance Plan”). Under this plan, the Company’s officers are provided benefits upon a termination as a result of a reduction in force or by the Company without cause. No benefits are payable under the Officer Severance Plan to any officer who receives benefits under the Company’s Change in Control Severance Plan (the “CIC Plan”). The Officer Severance Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation for any reason (including “good reason” or “constructive termination”) or upon the executive’s death or disability.

COMPENSATION	Officer Severance Plan Payment for NEOs
Cash Payment	• 24 months’ base salary continuation • Payment equivalent to target AIP bonus, provided Company actually achieves threshold performance under the AIP for the year
PSUs
•

A pro-rated payout of the PSUs, if any, that have a performance cycle that would otherwise end in the year that contains the termination date based on the number of months the executive was employed during the performance period

RSUs
•

A cash payment in lieu of any RSUs that would otherwise vest within 90 calendar days following the termination date based on the Company’s average closing price over the twenty trading days in the month preceding the officer’s termination date.

For purposes of the Officer Severance Plan and CIC Plan, the term “cause” generally means the covered executive’s:

•

willful and continued failure to perform basic job duties after written demand for substantial performance is delivered to the executive by the Board; or

•

willful engagement in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

Flowserve Corporation Executive Change in Control Plan

Each of the Named Executive Officers participates in the Company’s Change in Control Plan (“CIC Plan”). Benefits under the CIC Plan are triggered if, within two years following a change in control the Named Executive Officer is terminated without cause (and not on account of death or disability), or resigns for reasons constituting a “constructive

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termination.” Benefits are also triggered if a Named Executive Officer is terminated within the 90-day period immediately prior to a change in control if such termination (i) occurs after the initiation of discussions leading to such change in control and (ii) can be demonstrated to have occurred at the request or initiation of parties to such change in control. The severance benefits provided upon a termination of employment covered under the CIC Plan include:

COMPENSATION	CEO	OTHER NEOs
Cash Payment(1)	A lump sum payment equal to 3x the sum of the executive’s annual base salary and target annual incentive

A lump sum payment equal to a multiple of the executive’s annual base salary and target annual incentive as follows:

•

2.5x for executive vice presidents(2);

•

2.0x for senior vice presidents and presidents; and

•

1.5x for vice presidents

Long-Term Incentive Awards	Full vesting at target of each cash or stock-based long-term incentive award. Named Executive Officers have 90 days following the date of employment termination to exercise any vested stock options	Same
Life, Medical, Health and Accident Benefits

Company provided coverage for the executive and his or her dependents for a number of months following termination equal to annual severance multiplier used to calculate the cash payment, multiplied by 12 months

Same
Supplemental Pension Benefits

Supplemental retirement benefits equal to the difference between the amounts the executive would have been entitled to had he or she remained employed through the end of the benefits continuation period and the amounts actually received

Same
(1)

For purposes of this calculation, the base salary is the highest of: (i) the highest-annualized monthly base salary during the twelve months preceding the termination; (ii) the base salary in effect on the date of termination; and (iii) the base salary in effect on the date of the change in control.

(2)

The Company does not currently have any Executive Vice Presidents.

For purposes of the CIC Plan, the term “constructive termination” generally means the occurrence of any one of the following events within two years after the effective date of a change in control without the express written consent of the covered executive:

•

a material reduction in the authority, duties or responsibilities held by the covered executive immediately prior to the change in control;

•

a material reduction of the covered executive’s base salary;

•

the relocation (without the covered executive’s consent) of the covered executive’s principal place of employment by more than 35 miles from its location immediately prior to a change in control; or

•

any other material failure of the Company to honor all the terms and provisions of the CIC Plan or any agreement with the covered executive.

Participation in the CIC Plan is contingent upon the covered executive executing a confidentiality and non-competition agreement at the time the executive is notified that he or she has been chosen to participate in the CIC Plan and a release in favor of the Company at the time of separation from service. The CIC Plan also includes a “best-after-tax” 280G provision, which provides that each executive will receive either (1) all payments and benefits otherwise due in

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connection with the change in control or (2) $1.00 less than the amount that would trigger the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the largest after tax amount to the executive.

The Company’s supplemental pension and incentive plans for senior management contain provisions that serve to implement the provisions of the CIC Plan. Our Qualified Plan (as defined below) also confers competitive post-employment benefits to all participating employees, including to executives, upon a change in control.

Employment Agreements

Consistent with its philosophy, the Company generally does not enter into employment agreements with its Named Executive Officers, who are considered to serve at the will of the Company. No current Named Executive Officer has an employment agreement.

Restrictive Covenant Agreements

To protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from a portion of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosing confidential information in a manner that may result in competitive harm to the Company.

Retirement Benefits (Pension, 401k, SERP and SMRP and End of Service)

We provide pension benefits to all U.S. salaried employees, including the Named Executive Officers, under the Flowserve Corporation Pension Plan (the “Qualified Plan”), which is a tax-qualified defined benefit pension plan. Because the Internal Revenue Code (the “Code”) limits the pension benefits that can be accrued under a tax-qualified pension plan (based on an annual compensation limit), we also maintain a separate non-qualified defined benefit restoration pension plan, the Senior Management Retirement Plan (the “SMRP”). The SMRP compensates participants, including the Named Executive Officers, for the reduction in their pension benefit resulting from this Code limitation. The SMRP is designed to provide a comparable level of retirement benefits to those provided to other U.S. employees under the Qualified Plan based on a comparable benefit formula. In addition, we also maintain a second non-qualified supplemental defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), for our eligible U.S. executives, including the Named Executive Officers, in order to remain competitive with general industry companies similar in size. These three programs are designed to provide eligible U.S. executives with income following retirement and to help ensure that we are able to attract and retain executive talent by providing comprehensive retirement benefits.

Participants in the Qualified Plan and the SMRP accrue contribution credits based on age and years of service at the rate of 3% to 7% for eligible earnings up to the Social Security wage base, and at the rate of 6% to 12% for eligible earnings in excess of the Social Security wage base. Participants in the SERP accrue contribution credits at the rate of 5% of all eligible earnings. Eligible earnings generally include base salary and annual incentive awards. SERP participants also earn interest on the accrued contributions based on the rate of return on 10-year Treasury bills.

End of Service Benefits

The Company’s long-term incentive program allows RSUs and PSUs to continue to vest over the original vesting period for employees who retire at a minimum age of 55 years with 10 years of continuous service with the Company. The O&C Committee believes that this encourages the participants to continue to focus on the Company’s performance as they approach and through retirement.

Perquisites

The O&C Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers, other than the following:

•

Executive Physicals. All Named Executive Officers were eligible to receive an annual physical examination. The O&C Committee believes this is a competitive benefit within the market and contributes to executive effectiveness.

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•

Enhanced Vacation. All Named Executive Officers are eligible to receive an enhanced vacation benefit. Each officer is eligible for a minimum of four weeks’ vacation and may receive additional vacation, if the officer’s years of service so qualify under the Company’s regular employee vacation award schedule.

•

Relocation Benefits. All Named Executive Officers are eligible to receive standard, market competitive relocation benefits pursuant to the Company’s executive relocation policy. These benefits include travel costs, home finding trip, broker assistance, home sale and buyout assistance, new residence assistance, reimbursement for transportation, moving expenses and other relocation expenses.

The aggregate incremental cost of these benefits to the Named Executive Officers is included in the “Summary Compensation Table” under the “All Other Compensation” column and related footnotes.

Compensation Governance Policies

Stock Ownership Requirements

To further align executive and shareholder interests, each of our Named Executive Officers are required to own a minimum amount of Company common stock equal in value to a specified multiple of their annual base salary.

Named Executive Officer	Ownership Requirement
Chief Executive Officer	5 x Annual Base Salary
Presidents and Senior Vice Presidents	3 x Annual Base Salary
Vice Presidents	1 x Annual Base Salary
•

Shares held directly by an executive or shares held in the Flowserve Corporation Non-Qualified Deferred Compensation Plan and unvested RSUs count toward satisfying the stock ownership requirements. Unvested PSUs do not count toward satisfying the stock ownership requirements.

•

The required stock ownership levels are expected to be achieved within five years from the date the guidelines were first applicable or within five years of the executive joining the Company.

•

Executives who do not meet the ownership requirement must show that they have retained at least 60% of the net shares received from vested RSUs and PSUs from the time the ownership guidelines became applicable.

•

As of December 31, 2020, all Named Executive Officers met their stock ownership requirements under these tests.

Anti-Hedging and Pledging Policies

Under the Company’s Insider Trading Policy all directors and employees (including the Named Executive Officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

Clawback Policy

Our Clawback and Forfeiture Policy (the “Clawback Policy”) reinforces our commitment to integrity and the highest standards of ethical conduct through our compensation program. Under the Clawback Policy, the O&C Committee has the ability to recoup previously paid and/or cancel outstanding incentive compensation from any current or former executive officer, or any other designated officer of the Company, if:

(1) the committee determines that a financial metric used to determine the amount, vesting or payment of the incentive compensation was calculated incorrectly, regardless of whether due to fraud or intentional misconduct or whether such error requires a financial restatement; or

(2) the covered officer engages in egregious conduct, which generally includes conduct that constitutes “cause” for termination under applicable Company plans or agreements, a material breach of a written Company policy (including our Code of Conduct) and certain other egregious misconduct.

With respect to incorrect calculations, the Company may cancel any outstanding incentive compensation and recoup incentive compensation received by the executive during the three-year period preceding the date the Company discovers the error or is required to prepare an accounting restatement. With respect to egregious conduct, the

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Company may cancel any outstanding incentive compensation and recoup incentive compensation received by the executive during the one-year period preceding the date the Company discovers the conduct.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Code limits to $1.0 million per year the U.S. federal income tax deduction available to public corporations for compensation paid for any fiscal year to certain covered employees, including to the Company’s CEO, CFO, and the three other most highly-compensated executive officers as of the end of the fiscal year.

The O&C Committee retains discretion to establish executive compensation arrangements that it believes are consistent with its principles described earlier and in the best interests of the Company and our shareholders, even if those arrangements are not fully deductible under Section 162(m).

The Company recognizes compensation expense in our financial statements for all equity-based awards pursuant to the principles set forth in FASB ASC 718, “Compensation—Stock Compensation”. The O&C Committee considered the GAAP accounting implications of the awards in setting the long-term incentive mix and further determined that the mix of RSUs and PSUs was appropriate for 2020.

Annual Executive Compensation Program Review and Compensation Risk

The O&C Committee regularly monitors and annually reviews our executive compensation program to determine, in consultation with its compensation consultant, whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this, the O&C Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

Following the O&C Committee’s annual review in 2020, the O&C Committee concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the O&C Committee considered the following:

ATTRIBUTE	RISK-MITIGATING EFFECT
Emphasis on long-term, equity-based compensation subject to our rigorous clawback policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
Long vesting requirements: • Three-year ratable vesting for RSUs • Three-year cliff vesting for PSUs	Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term shareholder value
Payments under our AIP and the number of shares that a participant may earn under our RSU and PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance
Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders
Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
Use of independent compensation consultant that performs no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest
The O&C Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

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Organization and Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above in this proxy statement with management. Based on this review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2020.

David E. Roberts, Chairman
Ruby R. Chandy
Gayla J. Delly
John L. Garrison

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Summary Compensation Table

The following table sets forth compensation information for 2020, 2019 and 2018 for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
R. Scott Rowe President and Chief Executive Officer	2020	1,133,000	—		5,981,225	(10)	—	894,260	305,060	18,909	8,332,454
	2019	1,133,000	—		6,188,041		—	1,018,340	323,757	18,728	8,681,868
	2018	1,126,654	—		5,944,049		—	1,250,832	227,180	153,754	8,702,469
Amy B. Schwetz(1) VP and Chief Financial Officer	2020	562,500	750,000	(7)	2,342,754	(11)	—	279,471	68,663	100,042	4,103,430
John E. (Jay) Roueche, III(2) Vice President, Treasurer And Investor Relations	2020	343,757	50,000	(8)	416,743	(12)	—	113,051	80,798	13,319	1,017,668
	2019	341,898	—		386,825		—	128,737	81,572	14,861	953,892

Lanesha T. Minnix Senior Vice President, Chief Legal Officer	2020	463,785	350,000	(9)	675,794	(13)	—	224,453	91,531	12,872	1,818,434
Keith E. Gillespie Senior VP and Chief Sales Officer	2020	485,000	—		624,343	(14)	—	166,625	122,721	18,803	1,417,492
	2019	485,000	—		691,654		—	265,125	139,255	14,250	1,595,285
	2018	485,000	—		1,077,752		—	406,042	84,258	44,976	2,098,028
Elizabeth L. Burger Senior VP and Chief Human Resources Officer	2020	478,950	—		779,687	(15)	—	204,765	93,540	14,517	1,571,459
	2019	475,731	—		806,447		—	233,177	85,352	85,065	1,685,772
	2018	330,865	100,000		935,972		—	198,077	38,347	65,371	1,668,632
(1)

Ms. Schwetz commenced employment with Flowserve on February 17, 2020 and assumed the position of Chief Financial Officer effective February 24, 2020.

(2)

Mr. Roueche was appointed as Interim Chief Financial Officer from December 3, 2019 through February 23, 2020, following which he returned to his former position as Vice President, Treasurer and Investor Relations.

(3)

Represents the grant date fair value of long-term equity incentive awards under the Company’s long-term incentive program computed in accordance with FASB ASC 718 “Compensation—Stock Compensation”, excluding the impact of forfeitures. The incentive awards are granted in the form of restricted stock units, which generally vest ratably over a three-year period, and contingent performance share units. The performance criteria for these awards are described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Units” above. The reported value of the contingent performance awards is computed based on the grant date estimate of compensation cost to be recognized over the three-year period, which was 100%, or “target”. Payout for the contingent performance awards can range from 0 shares to a maximum of 200% of target. Assumptions used in the valuations are discussed in Note 8 to the Company’s audited consolidated financial statements for the year ended December 31, 2020 in the Annual Report.

(4)

The amounts in this column represent an annual cash incentive bonus under the Company’s Annual Incentive Plan for the applicable year.

(5)

There were no above-market or preferential earnings with respect to any deferred compensation balances.

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(6)

For 2019 and 2020, this column excludes the employer-paid portion of certain health and welfare benefits received by named executive officers that are available generally to all salaried U.S. employees, which includes medical, dental, vision and prescription insurance, and short-term and long-term disability insurance, but includes the employer-paid portion of these benefits for 2018. The following table shows the components of this column for the Named Executive Officers for 2020, calculated at the aggregate incremental cost to the Company:

Name	Defined Contribution Retirement Plan Contributions	Insurance Premiums(A)	Other		Total
R. Scott Rowe	$12,825	$2,355	$ 3,729	(B)	$ 18,909
Amy B. Schwetz	12,375	1,361	86,306	(C)	100,042
John E. (Jay) Roueche, III	12,104	1,215	—		13,319
Lanesha T. Minnix	11,798	1,074	—		12,872
Keith E. Gillespie	12,825	3,291	2,687	(D)	18,803
Elizabeth L. Burger	12,825	1,692			14,517
(A)

Includes annual premiums for group term life insurance.

(B)

Reflects amounts attributable to an annual physical exam.

(C)

Includes $35,000 in relocation allowance payments and $51,306 attributable to relocation expenses ($31,498 for relocation expenses and $19,808 for tax gross-up costs related to the relocation expenses).

(D)

Reflects amounts attributable to an annual physical exam.

(7)

Includes a cash sign-on bonus of $250,000, which was subject to repayment if Ms. Schwetz did not remain employed by the Company for one year, and a one-time, make-whole cash bonus of $500,000.

(8)

Includes a one-time discretionary bonus of $50,000 in recognition of Mr. Roueche’s service as interim Chief Financial Officer from December 19, 2019 through February 23, 2020.

(9)

Includes a one-time discretionary bonus of $350,000 in recognition of Ms. Minnix’s contributions in navigating the challenges of unprecedented business demands in 2020. Such bonus is subject to repayment in the event of certain terminations of employment prior to November 27, 2023.

(10)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 60,450 shares ($2,801,858) of restricted stock units and 60,450 contingent performance share units ($3,179,368), which represents the target award. The contingent performance share units include 30,225 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 120,900 shares, or $6,358,736 at the date of grant.

(11)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 32,060 shares ($1,485,981) of restricted stock units and 16,290 contingent performance share units ($856,773), which represents the target award. The contingent performance share units include 8,145 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 32,580 shares, or $1,713,545 at the date of grant.

(12)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 4,770 shares ($221,090) of restricted stock units and 3,720 contingent performance share units ($195,653), which represents the target award. The contingent performance share units include 1,860 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 7,440 shares, or $391,307 at the date of grant.

(13)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 6,830 shares ($316,571) of restricted stock units and 6,830 contingent performance share units ($359,224), which represents the target award. The contingent performance share units include 3,415 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 13,660 shares, or $718,448 at the date of grant.

(14)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 6,310 shares ($292,469) of restricted stock units and 6,310 contingent performance share units ($331,874), which represents the target award. The contingent performance share units include 3,155 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 12,620 shares, or $663,749 at the date of grant.

(15)

Calculated using a price per share of $46.35, the closing market price of the Company’s common stock as reported by the NYSE on February 20, 2020, the date of the grant. Includes 7,880 shares ($365,238) of restricted stock units and 7,880 contingent performance share units ($414,449), which represents the target award. The contingent performance share units include 3,940 shares with a TSR metric and fair value of $58.84 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 15,760 shares, or $828,897 at the date of grant.

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2020 Grants of Plan-Based Awards

The following table sets forth certain information with respect to 2020 plan-based awards granted to the Named Executive Officers for the year ended December 31, 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Scott Rowe		679,800	1,359,600	2,719,200	—	—	—	—		—
	2/20/2020	—	—	—	15,113	30,225	60,450	—		1,400,929	(5)
	2/20/2020	—	—	—	15,113	30,225	60,450			1,778,439	(5)
	2/20/2020	—	—	—	—	—	—	60,450	(4)	2,801,858
Amy B. Schwetz		212,449	424,898	849,796	—	—	—	—		—
	2/20/2020	—	—	—	4,073	8,145	16,290	—		377,521	(5)
	2/20/2020	—	—	—	4,073	8,145	16,290	—		479,252	(5)
	2/20/2020	—	—	—	—	—	—	32,060	(4)	1,485,981
John E. (Jay) Roueche		85,940	171,879	343,758	—	—	—	—		—
	2/20/2020				930	1,860	3,720			86,211	(5)
	2/20/2020				930	1,860	3,720			109,442	(5)
	2/20/2020							4,770	(4)	221,090
Lanesha T. Minnix		170,625	341,250	682,500	—	—	—	—		—
	2/20/2020	—	—	—	1,708	3,415	6,830	—		158,285	(5)
	2/20/2020	—	—	—	1,708	3,415	6,830	—		200,939	(5)
	2/20/2020	—	—	—	—	—	—	6,830	(4)	316,571
Keith E. Gillespie		157,625	315,250	630,500	—	—	—	—		—
	2/20/2020	—	—	—	1,578	3,155	6,310	—		146,234	(5)
	2/20/2020	—	—	—	1,578	3,155	6,310	—		185,640	(5)
	2/20/2020	—	—	—	—	—	—	6,310	(4)	292,469
Elizabeth L. Burger		155,659	311,318	622,635	—	—	—	—
	2/20/2020	—	—	—	1,970	3,940	7,880	—		182,619	(5)
	2/20/2020	—	—	—	1,970	3,940	7,880	—		231,830	(5)
	2/20/2020	—	—	—	—	—	—	7,880	(4)	365,238

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(1)

Under the Annual Incentive Plan, the primary performance measures are internally defined metrics set by the O&C Committee. In February 2020 the O&C Committee approved metrics based on operating income, sales/bookings, primary working capital as a percentage of sales and on-time delivery. In response to the unfolding COVID-19 pandemic, the O&C Committee re-convened in July 2020 to review the 2020 Annual Incentive Plan opportunity and determined that it would be appropriate to measure the 2020 Annual Incentive Plan as two separate performance periods: H1 (measured from January 1 through June 30, 2020) and H2 (measured from July 1 through December 31, 2020), hereby referred to as H1 Plan and H2 Plan respectively. The H1 Plan would be determined based on the performance measures established in February 2020, and the H2 Plan would be determined based on new performance measures established in July 2020. The new performance measures established in July 2020 were based on operating income, bookings, primary working capital reduction, and past due backlog reduction. The final payout was determined by adding the overall attainment of each performance period, weighted 50% each. Actual amounts payable under the Annual Incentive Plan, if payable, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target and can be further increased or decreased based on individual performance. These amounts represent amounts payable if the Named Executive Officer is employed for the full calendar year. Any Named Executive Officers who were not employed for the full calendar year were eligible for a pro-rated amount based on their time of employment. Actual payout for 2020 was 65.8% of the target amount for all Named Executive Officers other than Mr. Gillespie. For Mr. Gillespie, the actual payout for 2020 was 52.9% of the target amount.

(2)

The number of shares listed represents long-term equity incentive awards in the form of PSUs under the Company’s long-term incentive program. The performance criteria for these awards are discussed in “Elements of the Executive Compensation Program” beginning on page 35.

(3)

These amounts represent the fair value, as determined under FASB ASC Topic 718, of the stock awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(4)

The amounts shown reflect the numbers of shares of RSUs granted to each Named Executive Officer pursuant to the Flowserve Corporation Equity and Incentive Compensation Plan.

(5)

Represents the fair value on the date of grant, as described in footnote (2), of the “target” award for the contingent performance share units. During the performance period, as described in footnote (1), earned and unearned compensation expense is adjusted based on changes in the expected achievement of the performance targets. As of December 31, 2020, the Company estimated vesting of, and therefore expensed, this award at 100% of the “target” award based on expected achievement of performance targets.

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Outstanding Equity Awards at Year-End 2020

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2020 with respect to the Named Executive Officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
R. Scott Rowe	114,943	(2)	48.63	5/4/2027	131,395	(3)	4,841,903	—		—
	—		—	—	—		—	70,190	(4)	5,172,997
	—		—	—	—		—	68,674	(5)	5,061,259
	—		—	—	—		—	62,216	(6)	4,585,343
Amy B. Schwetz	—		—	—	32,997	(7)	1,215,931	—		—
	—		—	—	—		—	16,766	(6)	1,235,653
John E. (Jay) Roueche	—		—	—	9,091	(8)	334,987	—		—
	—		—	—	—		—	4,159	(4)	306,507
	—		—	—	—		—	4,193	(5)	309,008
	—		—	—	—		—	3,829	(6)	282,174
Lanesha T. Minnix	—		—	—	14,852	(9)	547,291	—		—
	—		—	—	—		—	7,497	(5)	552,517
	—		—	—	—		—	7,030	(6)	518,080
Keith E. Gillespie	—		—	—	15,619	(10)	575,560	—		—
	—		—	—	—		—	12,381	(4)	912,466
	—		—	—	—		—	7,497	(5)	552,517
	—		—	—	—		—	6,494	(6)	478,634
Elizabeth L. Burger	—		—	—	17,609	(11)	648,895	—		—
	—		—	—	—		—	8,896	(4)	655,607
	—		—	—	—		—	8,741	(5)	644,216
	—		—	—	—		—	8,110	(6)	597,726
(1)

Calculated using a price per share of $36.85 the closing market price of the Company’s common stock as reported by the NYSE on December 31, 2020, the end of the Company’s last completed fiscal year. The restricted share unit and contingent performance share unit amounts include regularly declared dividends accrued on the “target” award, which will vest only to the same extent as the underlying award, if at all. Concerning all contingent performance awards, the amounts of units used in calculating the payout values assumes the maximum level of performance target achievement, which would result in the target unit amounts presented in the table vesting at 200%.

(2)

All stock options vest on April 1, 2020.

(3)

20,739 RSUs vested on February 20, 2021, 22,891 RSUs vested on February 28, 2021; and 23,397 RSUs vested on March 1, 2021, in each case including accrued dividend equivalents. Mr. Rowe’s remaining RSUs vest as follows: 20,739 shares of RSUs on February 20, 2022; 22,891 RSUs on February 28, 2022; and 20,738 RSUs on February 20, 2023.

(4)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2018 plan are based on: 1) ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2020, the Company estimated vesting of 133% and 54%, respectively, and therefore expensed the awards at the same percentage of the target shares presented for the ROIC award and 100% for TSR award, respectively, based on achievement of performance target and US GAAP.

(5)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2019 plan are based on: 1) ROIC improvement goals compared to the Company’s long-term ROIC targets and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2020, the Company estimated vesting of 100% and therefore expensed, these awards at 100% of the target shares presented based on expected achievement of performance target.

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(6)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2020 plan are based on: 1) ROIC improvement goals compared to the Company’s long-term ROIC targets and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2020, the Company estimated vesting of 67% for ROIC award and 100% for TSR award and therefore expensed, these awards at the percentages presented based on expected achievement of performance targets.

(7)

10,999 RSUs vested on February 20, 2021, including accrued dividend equivalents. Ms. Schwetz’s remaining RSUs vest as follows: 10,999 RSUs on February 20, 2022; and 10,999 on February 20, 2023.

(8)

1,637 RSUs vested on February 20, 2021, 1,398 RSUs vested on February 27, 2021 and 1,386 RSUs vested on February 28, 2021, in each case including accrued dividend equivalents. Mr. Roueche’s remaining RSUs vest as follows: 1,637 RSUs on February 20, 2022; 1,397 RSUs on February 28, 2022 and 1,636 RSUs on February 20, 2023.

(9)

2,343 RSUs vested on February 20, 2021 and 2,499 RSUs vested on February 27, 2021, in each case including accrued dividend equivalents. Ms. Minnix’s remaining RSUs vest as follows: 2,824 RSUs vest on June 11, 2021; 2,343 RSUs on February 20, 2022; 2,499 RSUs on February 27, 2022; and 2,344 RSUs on February 20, 2023.

(10)

2,165 RSUs vested on February 20, 2021, 2,499 RSUs vested on February 27, 2021 and 4,127 RSUs vested on February 28, 2021, in each case including accrued dividend equivalents. Mr. Gillespie’s remaining RSUs vest as follows: 2,165 RSUs on February 20, 2022; 2,499 RSUs on February 27, 2022 and 2,164 RSUs on February 20, 2023.

(11)

2,704 RSUs vested on February 20, 2021; 2,914 RSUs vested on February 27, 2021 and 2,966 vested on February 28, 2021, in each case including accrued dividend equivalents. Ms. Burger’s remaining RSUs vest as follows: 706 RSUs on April 16, 2021; 2,703 RSUs on February 20, 2022; 2,913 RSUs on February 27, 2022 and 2,703 RSUs on February 20, 2023.

2020 Option Exercises and Stock Vested

The following table sets forth certain information with respect to restricted stock unit vesting during the fiscal year ended December 31, 2020 with respect to the Named Executive Officers. No Named Executive Officers exercised any stock options during 2020.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
R. Scott Rowe	79,995	2,615,757
Amy B. Schwetz	—	—
John E. (Jay) Roueche, III	8,532	296,357
Lanesha T. Minnix	5,197	172,878
Keith E. Gillespie	12,544	481,151
Elizabeth L. Burger	6,404	246,173
(1)

The number of shares reported includes shares that were surrendered during the fiscal year ended December 31, 2020 to pay for taxes upon the vesting of restricted stock units and performance share units.

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2020 Pension Benefits

The following table sets forth certain information as of December 31, 2020 with respect to potential payments under our pension plans for each Named Executive Officer. Please refer to “—Elements of the Executive Compensation Program—Retirement Benefits (Pension, 401k, SERP and SMRP and End of Service)” above for a narrative description of the material factors necessary to an understanding of our pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Scott Rowe	Qualified—Cash Balance(1)	3.8	73,903	—
	Non-Qualified—SMRP	3.8	507,737	—
	Non-Qualified—SERP	3.8	377,873	—
Amy B. Schwetz	Qualified—Cash Balance(1)	0.8	17,692	—
	Non-Qualified—SMRP	0.8	22,383	—
	Non-Qualified—SERP	0.8	28,587	—
John E. (Jay) Roueche, III	Qualified—Cash Balance(1)	8.2	171,953	—
	Non-Qualified—SMRP	8.2	117,795	—
	Non-Qualified—SERP	8.2	196,456	—
Lanesha T. Minnix	Qualified—Cash Balance(1)	2.5	42,861	—
	Non-Qualified—SMRP	2.5	54,154	—
	Non-Qualified—SERP	2.5	80,614	—
Keith E. Gillespie	Qualified—Cash Balance(1)	5.7	122,467	—
	Non-Qualified—SMRP	5.7	191,853	—
	Non-Qualified—SERP	5.7	198,426	—
Elizabeth L. Burger	Qualified—Cash Balance(1)	2.7	54,384	—
	Non-Qualified—SMRP	2.7	72,749	—
	Non-Qualified—SERP	2.7	90,105	—
(1)

The Company sponsors cash balance designed pension plans for eligible employees. Each executive accumulates a notional amount derived from the plan provisions; each Named Executive Officer’s account balances as of December 31, 2020 are presented above. We believe that this is the best estimate of the present value of accumulated benefits.

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Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers who were employed as of December 31, 2020, assuming the executive’s employment had terminated on December 31, 2020 under the scenarios outlined below.

For the events of termination involving a change in control, we assumed that the change in control also occurred on December 31, 2020. In addition to the payments set forth in the following tables, the Named Executive Officers may receive certain payments upon their termination or a change in control pursuant to our Flowserve Corporation Deferred Compensation Plan, Qualified Plan, SERP and SMRP. Previously vested amounts and contributions made to such plans by each Named Executive Officer are disclosed in the “2020 Pension Benefits” table.

Triggering Event	Compensation Component	Payout($)
		R. Scott Rowe	Amy B. Schwetz	John E. (Jay) Roueche	Lanesha T. Minnix	Keith E. Gillespie	Elizabeth Burger
Death	Life Insurance (1.5x base salary; third party payment, max $1.5)	1,500,000	975,000	515,636	787,500	727,500	718,425
	Immediate vesting of outstanding equity awards	9,665,204	1,833,758	737,309	1,082,590	1,091,136	1,395,758
	Total	11,165,204	2,808,758	1,252,945	1,870,090	1,818,636	2,114,183
Disability	Short-term and long-term disability benefit to age 65 (third party payment)	4,087,697	4,719,795	2,901,363	4,830,780	2,580,037	3,746,570
	Immediate vesting of outstanding equity awards(1)	9,665,204	1,833,758	737,309	1,082,590	1,091,136	1,395,758
	Total	13,752,901	6,553,552	3,638,672	5,913,370	3,671,172	5,142,327
Retirement	Vesting of outstanding equity awards	—	—	—	—	—	—
	Total	—	—	—	—	—	—
Termination Without Cause by the Company Not in Connection with Change in Control	Termination payment (2x base salary)	2,266,000	1,300,000	687,514	1,050,000	970,000	957,900
	Target annual incentive award	1,359,600	487,500	171,879	341,250	315,250	311,318
	Vesting of outstanding equity	—	—	—	—	—	—
	Cash payment in lieu of vesting of RSU	2,469,924	1,215,931	162,880	178,432	323,929	140,361
	Total	6,095,524	3,003,431	1,022,273	1,569,682	1,609,179	1,409,579
Change in Control—Termination Without Cause by the Company or Constructive Termination	Termination payment (base salary times applicable multiplier)	3,399,000	1,300,000	515,636	1,050,000	970,000	957,900
	Termination payment (target annual incentive award times applicable multiplier)	4,078,800	975,000	257,818	682,500	630,500	622,635
	Immediate vesting of outstanding equity awards	9,665,204	1,833,758	737,309	1,082,590	1,091,136	1,395,758
	Supplemental pension benefit	1,143,155	468,408	285,215	240,260	426,381	340,002
	Health & welfare benefit	92,352	48,955	34,430	47,420	52,603	49,425
	Total	18,378,511	4,626,120	1,830,408	3,102,770	3,170,620	3,365,720
(1)

For restricted stock units, these amounts are calculated assuming that the market price per share of the Company’s common stock on the date of event was equal to the closing price of the Company’s common stock on December 31, 2020 ($36.85).

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CEO PAY RATIO FOR FISCAL YEAR 2020

Pay Ratio

Our CEO to median-compensated employee pay ratio has been calculated in accordance with the applicable rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Mr. Rowe had 2020 total compensation of $8,362,067, which reflects the total compensation reported in the “Summary Compensation Table” in this proxy statement, plus the employer-paid portion of health, vision and dental benefits and disability insurance premiums available to U.S. full-time employees. Our median employee’s annual total compensation for 2020 was $85,523, calculated using the same methodology as used in the calculation of the compensation of the Named Executive Officers under the “Summary Compensation Table,” except that such calculation also includes the employer-paid portion of disability insurance premiums, and health, vision and dental benefits, as applicable. As a result, the annual total compensation for our CEO in 2020 was approximately 98 times that of our median employee’s annual total compensation.

Identification of Median Employee

For purposes of calculating the 2020 pay ratio, the Company examined the 2020 total target cash compensation for all employees who were employed by the Company or its consolidated subsidiaries on October 1, 2020, excluding our CEO, and selected a new median employee for purposes of calculating its 2020 pay ratio.

Total target cash compensation was calculated by totaling an employee’s annual base salary and target incentive compensation. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. We used total target cash compensation and excluded annual equity awards for our calculations because we do not widely distribute annual equity awards to employees.

Annual Total Compensation

After identifying the median employee based on total target cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” in this proxy statement, except that for purposes of determining our CEO to median compensation employee pay ratio, we included the employer-paid portion of health, vision and dental benefits and disability insurance premiums.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL TWO:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At each Annual Meeting, the Board provides shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, pursuant to Schedule 14A of the Securities Exchange Act. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. Our next Say on Pay vote following the 2021 Annual Meeting will be held at our 2022 Annual Meeting of Shareholders provided our Board does not change our annual say on pay voting frequency.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the O&C Committee or Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it overrule any decisions the Board has made. Nonetheless, the O&C Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

We generally design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance and aligning the long-term interests of our executives with those of our shareholders. In light of the unique challenges presented by the COVID-19 pandemic and the volatility in commodity prices during 2020, we also implemented certain changes to our compensation program in an effort to balance pay for performance considerations with retention and motivation factors, in an effort to maintain a compensation program that provided focus on and rewarded the achievement of the Company’s evolving strategic priorities during an unprecedented period of global economic uncertainty and to help drive operational improvement.

Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the Flowserve Corporation shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the section of this Proxy Statement entitled ‘Executive Compensation’.”

✔	The Board recommends that you vote “FOR” the approval of this advisory vote on Executive Compensation.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy. The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the CG&N Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the CG&N Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the CG&N Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full CG&N Committee for its review in connection with each regularly scheduled CG&N Committee meeting.

The CG&N Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

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SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of March 16, 2021 ownership of Company common stock by director nominees, members of the Board, each executive officer individually and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership(1)		Total		Percent of class
Directors
Sujeet Chand	1,000		7,353	(2)	*
Ruby R. Chandy	2,574		14,125	(3)	*
Gayla J. Delly	5,196		51,177	(4)	*
Roger L. Fix	17,308		60,764	(5)	*
John R. Friedery	10,664		53,789	(6)	*
John L. Garrison	—		12,174	(7)	*
Michael C. McMurray	—		5,196	(7)	*
David E. Roberts	—		34,882	(7)	*
R. Scott Rowe	311,030	(8)	311,030		*
Carlyn R. Taylor(9)	—		760	(7)	*
Named Executive Officers
Elizabeth L. Burger	18,441	(10)	18,441		*
Keith E. Gillespie	63,974		63,974		*
Lanesha T. Minnix	8,018		8,018		*
John E. (Jay) Roueche III(11)	21,719		21,719
Amy B. Schwetz(12)	6,753		6,753		*
All members of the Board and executive officers as a group (19 individuals)	509,248	(13)	712,726	(14)	*
*

Less than 1%.

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. For each person or group, also includes any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.

(2)

Includes 6,353 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Chand does not possess any voting or investment power over these deferred shares.

(3)

Includes 11,551 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Chandy does not possess any voting or investment power over these deferred shares.

(4)

Includes 45,981 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Delly does not possess any voting or investment power over these deferred shares.

(5)

Includes 43,456 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Fix does not possess any voting or investment power over these deferred shares.

(6)

Includes 43,125 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Friedery does not possess any voting or investment power over these deferred shares.

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(7)

Represents shares that have been deferred under the director stock deferral plan and/or a Company stock plan. The holder does not possess any voting or investment power over these deferred shares.

(8)

Includes 114,943 shares of common stock that Mr. Rowe has the right to acquire within 60 days pursuant to the exercise of stock options.

(9)

Ms. Taylor was appointed to the Board effective as of August 14, 2020.

(10)

Includes 702 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2021) that Ms. Burger has the right to acquire within 60 days pursuant to restricted stock units.

(11)

Mr. Roueche served as interim Chief Financial Officer from December 3, 2019 through February 23, 2020.

(12)

Ms. Schwetz was appointed as Senior Vice President and Chief Financial Officer effective February 24, 2020.

(13)

Includes 702 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2021) that members of this group have the right to acquire within 60 days pursuant to restricted stock units and 114,943 shares of common stock that members of this group have the right to acquire within 60 days pursuant to the exercise of stock options, in each case under certain Company stock incentive plans.

(14)

Includes 702 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2021) that members of this group have the right to acquire within 60 days pursuant to restricted stock units and 114,943 shares of common stock that members of this group have the right to acquire within 60 days pursuant to the exercise of stock options, in each case under certain Company stock incentive plans. Also includes 211,363 shares that have been deferred under various Company plans for which no member of the group possesses voting or investment power.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the SEC that they beneficially own more than 5% of the Company’s outstanding common stock. The information is presented as of December 31, 2020, except as noted, and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other shareholder holding more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class(2)
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	19,717,032	(3)	15.1%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	14,068,661	(4)	10.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,834,683	(5)	10.6%
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	11,140,003	(6)	8.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,203,452	(7)	5.5%
Caisse de dépôt et placement du Québec 1000 Place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3, Canada	7,019,180	(8)	5.4%
(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

Based on shares outstanding on March 16, 2021.

(3)

Based on a Schedule 13G/A filed with the SEC on February 11, 2021. The filing indicates sole voting power for 14,314,661 shares, shared voting power for 5,402,371 shares, sole dispositive power for 14,314,661 shares and shared dispositive power for 5,402,371 shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021. The filing indicates sole voting power for 14,016,410 shares, shared voting power for 0 shares, sole dispositive power for 14,068,661 shares and shared dispositive power for 0 shares. Invesco Advisers, Inc. is a subsidiary of Invesco Ltd., and it advises the Invesco Diversified Dividend Fund, which owns 5.17% of the reported shares.

(5)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021. The filing indicates sole voting power for 0 shares, shared voting power for 174,067 shares, sole dispositive power for 13,380,082 shares and shared dispositive power for 454,601 shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021. The filing indicates sole voting power for 10,307,155 shares, shared voting power for 0 shares, sole dispositive power for 11,140,003 shares and shared dispositive power for 0 shares. First Eagle Investment Management, LLC is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various clients. The First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 7,892,216 of the reported shares.

(7)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021. The filing indicates sole voting power for 6,510,651 shares, shared voting power for 0 shares, sole dispositive power for 7,203,452 shares and shared dispositive power for 0 shares.

(8)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021. The filing indicates sole voting power for 7,019,180 shares, shared voting power for 0 shares, sole dispositive power for 7,019,180 shares and shared dispositive power for 0 shares.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about our common stock that may be issued upon the exercise of options or vesting of restricted stock units granted under the Flowserve Corporation 2010 Equity and Incentive Compensation Plan (the “2010 Plan”) and the Flowserve Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”) as of December 31, 2020.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)
Equity compensation plans approved by securities holders	114,943	48.63	13,606,725
Equity compensation plans not approved by securities holders	—	—	—
TOTAL	114,943	48.63	13,606,725
(1)

These amounts represent the weighted average exercise price for the total number of outstanding options. No such value is included for RSUs.

(2)

The shares of common stock reflected in this column include shares available for issuance under the 2020 Plan, including 1,611,332 shares that remained available for issuance under the Flowserve Corporation 2010 Equity and Incentive Compensation Plan as of December 31, 2019, and which remain available for issuance under the terms of our 2020 Plan.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of such reports filed with the SEC and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners timely complied with their Section 16(a) filing requirements during 2020, except that due to an administrative error one Form 4 reporting an equity grant related to their compensation as members of our Board was inadvertently filed one day late for Sujeet Chand, Ruby R. Chandy and John L. Garrison.

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PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR 2021

The Audit Committee has approved PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2021.

We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although shareholder ratification is not required by our By-Laws or otherwise, the Board is submitting this proposal for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm, though the Company may nonetheless determine to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

✔	The Board recommends that you vote “FOR” the ratification of appointment of PricewaterhouseCoopers to serve as our independent auditor for 2021.

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OTHER AUDIT INFORMATION

Relationship with Independent Registered Public Accounting Firm

PwC has served as the Company’s independent registered public accounting firm since 2000. In this role, PwC audits the financial statements of the Company. Representatives from PwC are expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its 2020 and 2019 financial statements and other fees billed to the Company by PwC in 2020 and 2019. In general, the Company retains PwC for services that are logically related to or natural extensions of services performed by independent auditors.

	2020	2019
Audit Fees(1)	$8,190,000	$7,622,000
Audit-Related Fees(2)	108,000	59,000
Total Audit Related Fees	8,298,000	7,681,000
Tax Compliance	93,000	295,000
Tax Consulting/Advisory	39,000	250,000
Total Tax Fees(3)	132,000	545,000
All Other Fees(4)	3,000	61,000
TOTAL FEES(5)	8,433,000	$8,287,000
(1)

Fees for the years ended December 31, 2020 and 2019 consist of the audit of the Company’s consolidated financial statements, including effectiveness of internal controls over financial reporting, reviews of the Company’s quarterly financial statements, and subsidiary statutory audits.

(2)

Audit-related fees consist of other attestation services and review of supplementary filings.

(3)

Tax fees consist of compliance, consulting and transfer pricing services.

(4)

All other fees consist of accounting research and disclosure software licenses, and agreed upon procedures related to a pension audit

(5)

2020 Total Fees includes $168,000 of fees related to the 2019 audit that were billed, approved and paid in 2020.

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2020 and December 31, 2019 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed. The Audit Committee also approves the internal audit plan for the Company.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is composed of four independent directors: Michael C. McMurray (Chairman), Sujeet Chand, John R. Friedery and Carlyn R. Taylor. Rick J. Mills served on the Audit Committee until his retirement from the Board at in May 2020 at our 2020 Annual Meeting. Joe E. Harlan also served on the Audit Committee until May 2020 when he elected not to stand for re-election at our 2020 Annual Meeting. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met 12 times in 2020 and discussed matters, explained in more detail below, with the independent auditors, internal auditors and members of management.

Roles and Responsibilities. Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on this audit. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and issuing a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to proactively monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report. In addition, the Audit Committee reviews, monitors and evaluates how the Company and management implement new accounting principals generally accepted in the United States (“GAAP”) and use non-GAAP measures.

Committee Oversight of Financial Statements. In this context, the Audit Committee has met and held detailed discussions with management on the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with PwC, both with and without management present, and has relied upon their reported opinion on these financial statements.

Required Communications with PwC. The Audit Committee further discussed with PwC matters required to be discussed by standards, including applicable PCAOB standards, and critical audit matters. In addition, the Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence from the Company and its management.

Recommendation. Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

Michael C. McMurray, Chairman
Sujeet Chand
John R. Friedery
Carlyn R. Taylor

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PROPOSAL FOUR:
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO DELETE ARTICLE TENTH REGARDING SUPERMAJORITY APPROVAL OF BUSINESS COMBINATIONS WITH CERTAIN INTERESTED PARTIES

The Board is submitting for shareholder approval a proposal to amend our Restated Certificate of Incorporation (the “Certificate”) to delete Article Tenth, which requires a supermajority vote to approve certain business combination transactions with certain interested shareholders.

Background

The Company received a shareholder proposal asking that, among other things, the Board act to eliminate “each voting requirement in our charter and bylaws” that contains a supermajority voting requirement. The Board considered the shareholder proposal and the fact that Article Tenth (which is described below) is the only provision in the Company’s Certificate or By-Laws applicable to the Company’s shareholders that requires a supermajority vote. The Board also considered both the existing provisions in the New York Business Corporation Law (“NYBCL”) (which apply to the Company as a result of its incorporation in the State of York) and that deleting Article Tenth would simplify the voting standards currently applicable to certain business combinations with certain interested shareholders, as discussed below. As a result, the Board is proposing an amendment to our Certificate (attached as Appendix A) to delete Article Tenth and make certain conforming changes to our Certificate (the “Amendment”).

Overview of the Amendment

Article Tenth of our Certificate requires a vote of at least two-thirds of the Company’s outstanding shares to approve the following transactions with any Related Corporation or affiliate of a Related Corporation (a “Related Corporation” being generally defined as any corporation which, together with its affiliates and associated persons owns, of record or beneficially, directly or indirectly, 10% or more of the shares of capital stock of the Company entitled to vote on such transaction):

•

any plan of merger or consolidation;

•

any sale, lease, exchange or other disposition of all or substantially all the assets of the Company; and

•

any issuance or delivery of capital stock or other securities of the Company in exchange or payment for all or substantially all the assets of a Related Corporation.

Article Tenth also requires a vote of at least two-thirds of the Company’s outstanding shares to approve any amendment or deletion of Article Tenth.

Article Tenth was intended to protect minority shareholders where a Related Corporation or its affiliates seek to acquire the Company or its assets (together, “Related M&A Transactions”), or where the Company seeks to issue securities to acquire a Related Corporation or its affiliates (“Related Stock Issuances”). Article Tenth was last amended in 2011, when the Board proposed and shareholders approved lowering the supermajority voting threshold from 80% to two-thirds of the Company’s outstanding shares.

Approval and implementation of the Amendment would delete the entire Article Tenth from our Certificate, thereby eliminating from the Company’s governing documents the only remaining supermajority voting requirement applicable to the Company’s shareholders. Note, however, that even if Article Tenth is deleted, the default approval standards in the NYBCL would continue to apply to certain transactions with a Related Corporation.

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For example, the Company will continue to be subject to Section 912 of the NYBCL, which generally provides that a New York corporation may not engage in a business combination with an “interested shareholder” (generally defined as persons that directly or indirectly beneficially own 20% or more of our outstanding shares, instead of the 10% threshold in Article Tenth) for a period of five years following the interested shareholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested shareholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. Furthermore, New York corporations may not engage at any time with any interested shareholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and that meets certain other requirements. The Company also will continue to be subject to the NYBCL provision that generally requires that Related M&A Transactions with an interested shareholder be approved by a vote of at least two-thirds of the Company’s outstanding shares.

As a result of the foregoing, we believe the main impact of deleting Article Tenth is to remove the restrictions (including the supermajority voting requirement) imposed by the Certificate on Related Stock Issuances with a shareholder that owns between 10% and 19.9% of the Company’s outstanding shares.

Required Vote and Recommendation

Pursuant to Article Tenth of the Certificate, approval of this proposal requires the affirmative vote of two-thirds of all outstanding shares of common stock entitled to vote on this proposal. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have the same effect as a vote “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal and will therefore have the same effect as a vote “against” the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise on the proxy.

If this proposal is approved by the Company’s shareholders, we will restate the Certificate to incorporate the approved Amendment as set forth in Appendix A following the annual meeting, which amendment will become effective upon acceptance of the filing by the Secretary of State of the State of New York. If the proposal does not receive the requisite vote, the Amendment will not be implemented and Article Tenth will continue to apply.

✔	The Board recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation of Flowserve Corporation.

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OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters are properly brought before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

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GENERAL VOTING AND MEETING INFORMATION

Frequently Asked Questions About The Annual Meeting & Proxy Materials

Proxy Materials

Why am I receiving this proxy statement?

We are providing these proxy materials to shareholders beginning on April 9, 2021 in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, which will be held on May 20, 2021, and at any adjournments or postponements of this scheduled meeting.

How can I access the proxy materials electronically or sign up for electronic delivery?

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2021

We may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending December 31, 2020, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ending December 31, 2020 are available electronically on our hosted website at www.proxyvote.com.

To access and review the materials made available electronically:

1.

Go to www.proxyvote.com and input the 16-digit control number from the Notice of Internet Availability or proxy card.

2.

Click the “2021 Proxy Statement” in the right column.

3.

Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting.

Who will bear the cost of this solicitation, and how will proxies be solicited?

The Company bears the full cost of soliciting proxies, which will be conducted primarily by mail. The Company has also retained Alliance Advisors to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay Alliance Advisors a fee of $9,500 plus reimbursement for reasonable out-of-pocket expenses. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication.

Why did my household only receive one set of proxy materials?

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

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Requests related to delivery of proxy materials may be made by calling Investor Relations at (972) 443-6500 or writing to our principal executive offices at Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or similar organization to request information about this “householding” procedure.

Voting

Who may vote?

Shareholders of record at the close of business on March 26, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 130,568,916 shares of common stock were issued and outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share owned.

What are the voting requirements and the Board’s recommendations on each proposal?

The following table sets forth the voting standards for each proposal being voted on at the Annual Meeting and the Board’s recommendations.

Proposal	Board recommendation	Required vote	Effect of...
			Abstentions	Broker non-votes
1. Election of directors	For each nominee	Majority of the votes cast	No effect	No effect
2. Advisory vote to approve executive compensation	For	Majority of the votes cast	No effect	No effect
3. Ratification of auditors	For	Majority of the votes cast	No effect	Not applicable
4. Management Proposal to Amend the Company’s Restated Certificate of Incorporation to Delete Article Tenth Regarding Supermajority Approval of Business Combinations with Certain Interested Parties	For	Two-thirds of shares outstanding and entitled to vote	Against	Against

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations above. Although the Board expects that the nominees will be available to serve as directors, if any of them should be unable or for good cause unwilling to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

What is a broker non-vote?

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Under the rules of the NYSE, brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain discretionary matters. The proposal to ratify the appointment of PricewaterhouseCoopers LLP (Proposal Three) is considered a discretionary matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the other proposals are NOT considered discretionary matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items (this is commonly referred to as a “broker non-vote”). We therefore urge you to vote on ALL voting items.

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What constitutes a quorum?

A quorum is necessary to conduct business at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted as present at the meeting for purposes of determining a quorum.

How do I vote?

If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote online during the Annual Meeting and whose voting instruction form or Notice of Internet Availability indicates that they may vote those shares through www.proxyvote.com may attend and vote at the Annual Meeting at www.virtualshareholdermeeting.com/FLS2021 by entering the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability and other information requested on the log-in page. “Street name” shareholders who did not receive a 16-digit control number should contact their bank, broker or other nominee at least five days before the Annual Meeting and obtain a “legal proxy” to be able to participate in or vote online at the meeting.

If you hold your shares in your own name as a holder of record, you may vote your shares using one of the methods described below:

•

Vote by Internet in Advance of the Annual Meeting. You can vote via the Internet by going to www.proxyvote.com and following the on-screen instructions. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 19, 2021. Have your proxy card available when you access the Internet website.

•

Vote by Telephone in Advance of the Annual Meeting. If you received paper copies of the proxy materials, you can vote by telephone by calling toll-free to 1-800-690-6903 from the United States and Canada and following the voice instructions. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 19, 2021.

•

Vote by Mail in Advance of the Annual Meeting. If you received paper copies of the proxy materials, you may mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting. Please note that if you vote by Internet or telephone, you do not need to return a proxy card.

•

Vote Online During the Annual Meeting. You may attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/FLS2021 by entering the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability and other information requested on the log-in page.

Please note that the separate proxy card and Annual Meeting notice and access mailing that you receive refers to a potential in person meeting if previously pending legislation authorizing a virtual Annual Meeting is not signed by the Governor of New York.  As that legislation was signed into law by the Governor of the State of New York on April 6, 2021, we are definitively announcing here that we will hold the 2021 Annual Meeting solely by means of remote communications with no in-person location, so you should disregard any reference to a potential in person meeting location in the proxy card and notice and access materials.

How do I vote if I participate in the Flowserve Corporation Retirement Savings Plan?

If you are a participant in the Flowserve Corporation Retirement Savings Plan, your vote serves as a voting instruction to the trustee for this plan.

•

To be timely, your vote by telephone or Internet must be received by 11:59 p.m., Eastern Time, on May 19, 2021. If you do not vote by telephone or Internet, please return your proxy card as soon as possible.

•

If you vote in a timely manner, the trustee will vote the shares as you have directed.

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•

If you do not vote in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

How can I change my vote?

You may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•

timely mailing in a revised proxy dated later than the prior submitted proxy;

•

timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•

timely casting a new vote by telephone or the Internet; or

•

attending the Annual Meeting virtually and voting online (and by following the instructions under “How do I vote?”).

Who will count the votes?

Broadridge, our independent inspector of elections for the Annual Meeting, will tabulate voted proxies.

How can I attend the Annual Meeting online?

Shareholders as of the record date will be able to participate in the Annual Meeting virtually. Shareholders attending the Annual Meeting will have the opportunity to cast their votes online during the meeting, by following the instructions provided under “How do I vote?”, and ask questions of management and our directors during the question and answer portion of the Annual Meeting, as described under “May I ask questions prior to or during the Annual Meeting?”. Online check-in will be available approximately 15 minutes before the meeting starts. We encourage you to allow ample time for check-in procedures.

A guest log-in option will be available in listen-only mode. Anyone wishing to do so may go to www.virtualshareholdermeeting.com/FLS2021 and enter as a guest. Shareholders who attend the Annual Meeting online as a guest will not be able to participate in, vote or ask questions during the Annual Meeting.

We will also broadcast the Annual Meeting as a live audio webcast at www.flowserve.com under the “Investors—Events & Presentations” section.

May I ask questions prior to or during the Annual Meeting?

Shareholders as of the record date that receive a 16-digit code on their proxy card, voting instruction form or Notice of Internet Availability may submit questions in advance of the meeting, beginning on May 6, 2021, by following the instructions at www.proxyvote.com.

Shareholders as of the record date who attend and participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/FLS2021 using their 16-digit control number (as described above) will have an opportunity to submit questions online during the meeting. Shareholders attending the meeting online who do not log-in to the virtual meeting portal with their 16-digit control number and other information requested on the log-in page may not ask questions or vote their shares during the meeting.

We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to such questions at ir.flowserve.com following the meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 11:00 a.m. central daylight time and until the meeting has finished.

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What if I was not able to attend the Annual Meeting?

A replay of the meeting will be made available on our website at www.flowserve.com under the “Investors—Events & Presentations” section after the meeting.

Where can I find the voting results after the Annual Meeting?

We intend to announce the preliminary voting results of the proposals at the Annual Meeting and to disclose final voting results in a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting (or, if final results are not available at the time, within four business days of the date on which final results become available).

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may order a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, free of charge, or request other information by mail addressed to:

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039
Attention: Investor Relations

This information is also available free of charge on the SEC’s website, www.sec.gov, and our website, www.flowserve.com.

Shareholder Proposals and Nominations

Shareholder Proposals for Inclusion in the 2022 Proxy Statement (Rule 14a-8 Proposals)

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), certain shareholder proposals may be eligible for inclusion in our 2022 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement that shareholder proposals be received no later than December 10, 2021. All proposals should be addressed to the Corporate Secretary at the address below. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Director Nominees for Inclusion in the 2022 Proxy Statement (Proxy Access)

In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at our 2022 Annual Meeting of shareholders pursuant to the proxy access provision of our By-Laws, the shareholder must submit notice of such nomination and other required information in writing between November 10, 2021 and December 10, 2021. If, however, the 2022 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of the 2021 Annual Meeting, the shareholder must submit any such notice and other required information between (i) 150 calendar days prior to the 2022 Annual Meeting and (ii) the later of 120 calendar days prior to the 2022 Annual Meeting or 10 days following the date on which the date of the 2022 Annual Meeting is first publicly announced. The nomination and supporting materials must also comply with the requirements set forth in our By-Laws for inclusion of director nominees in the proxy statement.

Other Shareholder Proposals/Nominees to be Presented at the 2022 Annual Meeting

Alternatively, under the Company’s By-Laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2022 Annual Meeting, or intends to nominate a person for election to the Board directly (rather than by inclusion in our proxy statement or by recommending such person as a candidate to our CG&N Committee) the shareholder’s notice must be delivered to the Corporate Secretary at the address below no earlier than January 20, 2022 and no later than February 19, 2022. If, however, the 2022 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of the 2021 Annual Meeting, the shareholder must submit any such notice between (i) 120 calendar days prior to the 2022 Annual Meeting and (ii) the later of 90 calendar days prior to the 2022 Annual Meeting or 10 days following the date on which the date of the 2022 Annual Meeting is publicly announced.

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The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our By-Laws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities.

At the 2022 Annual Meeting, we will not entertain any proposals or nominations that do not meet these requirements other than shareholder nominations eligible to be included in our 2022 proxy statement as described above.

If the shareholder does not comply with the requirements of Rule 14a-4(c)(1) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s By-Laws are posted on our website at www.flowserve.com under the “Investors—Corporate Governance” caption. To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at our principal executive offices at the following address:

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or a nomination.

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RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION

Under Section 807 of the Business Corporation Law

Pursuant to the provisions of Section 807 of the Business Corporation Law, I, the undersigned officer of FLOWSERVE CORPORATION, a New York corporation (the “Corporation”), do hereby certify:

1.

The name of the Corporation is Flowserve Corporation. The name under which the Corporation was formed is Duriron Castings Company.

2.

The Certificate of Incorporation of the Corporation was filed by the Department of State on May 1, 1912.

3.

The amendments to the Certificate of Incorporation effected by this Certificate are as follows:

Article TENTH is hereby deleted from the Certificate of Incorporation, which removes the requirement for an affirmative vote of the holders of at least two thirds of all outstanding shares of capital stock entitled to vote thereon to authorize, adopt or approve certain actions.

Prior Articles ELEVENTH, TWELFTH, THIRTEENTH, and FOURTEENTH of the Certificate of Incorporation are hereby renumbered as TENTH, ELEVENTH, TWELFTH, and THIRTEENTH, respectively, as a result of the amendments noted above and corresponding renumbering and clarifying changes in the Certificate of Incorporation are also hereby made.

4.

To accomplish the foregoing amendments, the text of the Certificate of Incorporation is hereby restated as amended in its entirety to read as set forth in the Certificate of Incorporation of the Corporation as hereinafter restated.

5.

In accordance with Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was duly authorized by the board of directors and by a vote of a two thirds of all outstanding shares entitled to vote thereon at a meeting of shareholders held on May 20, 2021.

6.

The restatement of the Certificate of Incorporation herein provided for was authorized by the vote of holders of outstanding shares of the Corporation entitled to vote on the said restatement of the Certificate of Incorporation, having not less than the minimum requisite proportion of votes.

The text of the Certificate of Incorporation is hereby restated in its entirety to read as follows:

FIRST: The name of the corporation is Flowserve Corporation.

SECOND: The purposes for which the corporation is formed are as follows:

To manufacture, fabricate, cast, machine, mold, develop, process, assemble, purchase or otherwise acquire, sell, lease or otherwise dispose of, and in all ways handle and deal in any or all of the following, and to carry on any trade or business incident thereto, connected therewith or in furtherance thereof:

(a)

Pumps, valves, pipe and fittings, filters, anodes, fans, heat exchangers, castings, motors and chemical and other process equipment of all kinds;

(b)

All kinds of equipment, castings, molded products, articles and supplies used or useful in the manufacturing, transferring, handling or disposal of corrosive or erosive compounds, liquids, or gases or in controlling corrosive or erosive environments of any kind;

(c)

All kinds of equipment, components, parts, articles and supplies used or useful in controlling friction or any other mechanical property, function, action or performance or to seal, lubricate or otherwise control or promote movement or flow of solids, liquids and gases of every kind or nature;

(d)

Metals, metallurgical alloys and any article in the manufacture or composition of which any alloy or metallurgical compound is a factor;

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(e)

Non-metallic molded and machined products of all compositions and types and chemicals, chemical compounds and related products of all kinds, including any article in the manufacture or composition of which chemicals, chemical compounds or related products are a factor.

To purchase or otherwise acquire, hold, own, sell or otherwise dispose of real property, improved or unimproved, and personal property, tangible or intangible, including, without limitation, goods, wares and merchandise of every description and the securities and obligations of any issuer.

In addition to the foregoing, the purpose for which the corporation is formed is to engage in any lawful act or activity; provided, however, the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is 306,000,000 of which 1,000,000 shares, of the par value of $1.00 each, shall be Preferred Stock and 305,000,000 shares, of the par value of $1.25 each, shall be Common Stock. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as shall distinguish the shares thereof from the shares of all other series and (i) may have such number of shares to constitute each series, which number may be from time to time increased or decreased, but not below the number of shares thereof then outstanding; (ii) may have such voting powers, full or limited, or may be without voting powers; (iii) may be subject to redemption at such time or times and at such prices and on such terms; (iv) may have the benefit of a sinking fund to be applied to the purchase or redemption of such shares, in such amount and applied in such manner; (v) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends on any other class or classes or series of stock of the corporation; (vi) may have such rights upon the dissolution of, or upon any distribution of assets of, the corporation; (vii) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments; and (viii) shall have such other relative rights, preferences and limitations, all as shall hereafter be fixed by the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the corporation pursuant to authority so to do which is hereby expressly vested in said Board of Directors.

FOURTH: No holder of shares of any class of the corporation shall have any preemptive rights with respect to, or any preemptive rights to purchase or subscribe for, any shares of any class or other securities of any kind of the corporation.

FIFTH: The office of the corporation is to be located in New York County, State of New York.

SIXTH: The corporation hereby designates the Secretary of State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is:

c/o CT Corporation System
28 Liberty Street
New York, New York 10005

SEVENTH: Its duration is to be perpetual.

EIGHTH: The number of Directors of the corporation shall be such as from time to time shall be fixed by the By-Laws of the corporation, but shall not be less than three. Any of the following actions may be taken by the shareholders of the corporation only by vote of the holders of a majority of all outstanding shares entitled to vote thereon: (a) adoption, amendment or repeal of any by-law, or any provision of this Certificate of Incorporation, relating to (i) the number, classification and terms of office of Directors, (ii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iii) the removal of Directors, (iv) the power of the Board of Directors to adopt amend or repeal by-laws of the corporation or the vote of the Board of Directors required for any such adoption, amendment or repeal; or (b) any amendment or repeal of this Article EIGHTH. Nothing contained in this Article EIGHTH shall in any way limit the power of the Board of Directors to adopt, amend or repeal by-laws of the corporation.

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NINTH: Beginning at the 2013 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2014 annual meeting of shareholders. At the 2014 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2015 annual meeting of shareholders. At the 2015 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, each director shall be elected for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified, except in the case of the director’s prior death, resignation, retirement, disqualification or removal from office.

TENTH: Subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders of the corporation, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by (i) the Board of Directors, (ii) the Corporate Governance & Nominating Committee of the Board of Directors, (iii) the Chairman of the Board of Directors, the President or the

Chief Executive Officer, or (iv) the Secretary at the written request in proper form of one or more record holders having an aggregate “net long position” (defined below for purposes of this Article TENTH) of at least twenty-five percent (25%) of the outstanding Common Stock of the corporation, and having held such net long position continuously for at least one year prior to the date such request is delivered to the corporation (the “Requisite Special Meeting Percent”).

For purposes of this Article TENTH and determining the Requisite Special Meeting Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on June 4, 2012, provided that:

(i)

for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request and all dates in the one year period prior thereto, and (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Common Stock of the corporation on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the corporation, and (D) a “subject security” shall refer to the issued and outstanding Common Stock of the corporation; and

(ii)

the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at such special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Whether the requesting holders have complied with the requirements of this Article TENTH shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the shareholders. The procedures for calling a special meeting of the shareholders of the corporation shall be established by the Board of Directors in the By-Laws of the corporation.

ELEVENTH: Subject to the rights of the holders of any series of preferred stock, all actions required or permitted to be taken by the shareholders of the corporation at an annual or special meeting of the shareholders may be effected without a meeting by the written consent of the holders of Common Stock of the corporation entitled to vote thereon pursuant to Section 615 of the New York Business Corporation Law (a “Consent”); provided that no such action may be taken except in accordance with the provisions of this Article ELEVENTH, the By-Laws of the corporation and applicable law.

(a)

Record Date. The record date for determining such shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article ELEVENTH. Any holder of Common Stock of the corporation seeking to have the shareholders authorize or take corporate action by Consent shall, by written request addressed to the Secretary and delivered to the corporation’s principal executive offices and signed by holders of record at the time such request is delivered representing an aggregate “net long position” (defined below for purposes of this Article ELEVENTH) of at least twenty-five percent (25%) of the outstanding Common Stock of the corporation, provided that such “net long position” has been held

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continuously for at least one year prior to the date such request is delivered to the corporation (the “Requisite Consent Percent”), request that a record date be fixed for such purpose. The written request must contain the information set forth in paragraph (b) of this Article ELEVENTH. Following delivery of the request, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of all information required by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be taken by Consent under paragraph (c) of this Article ELEVENTH, determine the validity of the request and whether the request relates to an action that may be taken by Consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a request complying with the second and third sentences of this paragraph (a) has been delivered to the Secretary but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed Consent relating to the action taken or proposed to be taken by Consent is delivered to the corporation in the manner described in paragraph (f) of this Article ELEVENTH; provided that, if prior action by the Board of Directors is required under the provisions of New York law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

For purposes of this Article ELEVENTH and determining the Requisite Consent Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Exchange Act as in effect on June 4, 2012, provided that:

(i)

for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the written request for a record date described in this paragraph (a) of Article ELEVENTH and all dates in the one year period prior thereto, and (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Common Stock of the corporation on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the corporation, and (D) a “subject security” shall refer to the issued and outstanding Common Stock of the corporation; and

(ii)

the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to consent or direct the granting of a Consent on the effective date, if any, of the relevant Consent as determined in accordance with this Article ELEVENTH or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(b)

Request Requirements. Any request required by paragraph (a) of this Article ELEVENTH (i) must be delivered by the holders of record of at least the Requisite Consent Percent, who shall not revoke such request and who shall continue to own not less than the Requisite Consent Percent through the date of delivery of Consents signed by a sufficient number of shareholders to authorize or take such action; (ii) must contain an agreement to solicit Consents in accordance with paragraph (d) of this Article ELEVENTH; (iii) must describe the action proposed to be taken by Consent of shareholders; and (iv) must contain (1) such information and representations, to the extent applicable, then required by the By-Laws of the corporation as though each such shareholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of shareholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by Consent); and (v) must include documentary evidence that the requesting shareholders own in the aggregate not less than the Requisite Consent Percent as of the date of such written request to the Secretary, and have held the Requisite Consent Percent continuously for one year prior to the date of such request; provided, however, that if the shareholder(s) making the request are not the beneficial owners of the shares representing at least the Requisite Consent Percent, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within 10 business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own at least the Requisite Consent Percent as of the date on which such request is delivered to the Secretary and have held the Requisite Consent Percent continuously for one year prior to the date

2021 PROXY STATEMENT      A-4

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of such request. The corporation may require the shareholder(s) submitting such request to furnish such other information as may be reasonably requested by the corporation. Any requesting shareholder may revoke its request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation. Any disposition by a requesting shareholder of any shares of Common Stock of the corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares, and each requesting shareholder and the applicable beneficial owner shall certify to the Secretary on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than the Requisite Consent Percent, the Board of Directors, in its discretion, may cancel the action by written consent.

(c)

Actions Which May Not Be Taken by Written Consent. Shareholders are not entitled to act by Consent if (i) the record date request does not comply with this Article ELEVENTH and the By-Laws of the corporation; (ii) the action relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the request for a record date for such action is received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (a “Similar Item”), other than the election or removal of directors, was presented at a meeting of shareholders held not more than 12 months before the request for a record date is received by the Secretary; (v) a Similar Item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request is received by the Secretary (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (vi) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called to be held within 60 days after the request is received by the Secretary; or (vii) such record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(d)

Manner of Consent Solicitation. Holders of Common Stock of the corporation may take action by written consent only if Consents are solicited from all holders of Common Stock of the corporation entitled to vote on the matter and in accordance with applicable law.

(e)

Date of Consent. Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each shareholder who manually signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article ELEVENTH and not later than 120 days after the record date for determining the shareholders entitled to consent to such action, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Secretary.

(f)

Delivery of Consent. No Consents may be dated or delivered to the corporation or its registered office in the State of New York until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the corporation by delivery to its registered office in the State of New York or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary shall provide for the safe-keeping of such Consents and any related revocations and shall promptly designate one or more persons, who shall not be members of the Board of Directors, to serve as inspector(s) (“Inspector(s)”) with respect to such Consents. The Inspector(s) shall promptly conduct a ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Inspector(s) shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (f), the Inspector(s) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

2021 PROXY STATEMENT      A-5

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(g)

Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by Consent except in accordance with this Article ELEVENTH. If the Board of Directors shall determine that any request to fix a record date was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article ELEVENTH, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article ELEVENTH, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Inspector(s) certify to the corporation that the Consents delivered to the corporation in accordance with paragraph (f) of this Article ELEVENTH, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with New York law and this Certificate of Incorporation.

(h)

Challenge to Validity of Consent. Nothing contained in this Article ELEVENTH shall in any way be construed to suggest or imply that the Board of Directors of the corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Inspector(s), as the case may be, or to prosecute or defend any litigation with respect thereto.

(i)

Board-Solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article ELEVENTH shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

TWELFTH: The corporation hereby designates CT Corporation System, having an office at 28 Liberty Street, New York, New York 10005, as its registered agent upon whom process against it may be served.

THIRTEENTH: No director of this corporation shall be personally liable to this corporation or its shareholders for damages for any breach of duty as a director; provided, however, that, to the extent required by applicable law, the foregoing clause shall not apply to any liability of a director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article THIRTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this [__]th day of May, 2021.

Name: Title:	Lanesha T. Minnix Senior Vice President, Chief Legal Officer and Corporate Secretary

2021 PROXY STATEMENT      A-6

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North America

Latin America

Europe

Middle East

Africa

Asia Pacific

Flowserve Corporation
5215 North O'Connor Blvd
Suite 2300
Irving, Texas 75039

flowserve.com

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FLOWSERVE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46216-P52916 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWSERVE CORPORATION

The Board of Directors recommends a vote "FOR" each Director Nominee in Proposal 1, and "FOR" Management Proposals 2, 3 and 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. R. Scott Rowe	☐	☐	☐
1b. Sujeet Chand	☐	☐	☐
1c. Ruby R. Chandy	☐	☐	☐
1d. Gayla J. Delly	☐	☐	☐
1e. Roger L. Fix	☐	☐	☐
1f. John R. Friedery	☐	☐	☐
1g. John L. Garrison	☐	☐	☐
1h. Michael C. McMurray	☐	☐	☐
1i. David E. Roberts	☐	☐	☐
1j. Carlyn R. Taylor	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for 2021.	☐	☐	☐
4. Management proposal to amend the Company's Restated Certificate of Incorporation to delete Article Tenth regarding supermajority approval of business combinations with certain interested parties.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" items 1, 2, 3, and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the 2021 Annual Meeting of Shareholders, you can be sure these shares are represented at the meeting by voting online or over the telephone, or by promptly returning the proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

IMPORTANT INFORMATION REGARDING MEETING ATTENDANCE AND LOCATION

The Governor of the State of New York has issued several temporary executive orders permitting New York corporations to hold virtual only shareholder meetings in light of the COVID-19 pandemic. In addition, on March 17, 2021, the New York State Legislature approved amendments to New York law that, if signed by the Governor, would permit New York corporations to hold virtual-only shareholder meetings this year. As such, we intend to hold the Annual Meeting solely by means of remote communications with no in-person location if permitted by New York law or executive order as of the date of the Annual Meeting. In the event a solely virtual meeting is not permitted as of such date, we will also hold the annual meeting in person at the Flowserve Global Technology and Training Center, 4343 West Royal Lane, Irving, TX 75063, in addition to virtually. In that case, we will notify our shareholders in advance on our website (ir.flowserve.com) and by issuing a press release, filing it as additional proxy materials with the Securities and Exchange Commission and on www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D46217-P52916

FLOWSERVE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2021 ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2021

The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of 2021 Annual Meeting of Shareholders dated April 9, 2021 and the accompanying Flowserve Corporation Proxy Statement, and hereby appoint(s) **R. Scott Rowe** and **Roger L. Fix**, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flowserve Corporation that the shareholder(s) is/are entitled to vote at the 2021 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:30 a.m. CDT on Friday, May 20, 2021, at www.virtualshareholdermeeting.com/FLS2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSALS 1, 2, 3, AND 4 AND IN THEIR DISCRETION FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE